SEMELE GROUP, INC.
200 NYALA FARMS, WESTPORT, CONNECTICUT 06880
(203) 341-0555

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ____________, 2004

As a shareholder of Semele Group, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the special meeting of Shareholders of the Company to be held at ___________________ on ____________, 2004, at ________ local time, for the following purposes:

1.    To consider and act upon a proposal to amend the Company’s certificate of incorporation, as amended, to effect a 1-for-4,001 reverse stock split followed immediately by a 4,001-for-1 forward stock split of the Company’s outstanding common stock. As a result of the reverse split, each share of the Company's common stock held by a shareholder owning 4,000 or less shares immediately before the effective time of the reverse split will be converted into the right to receive from the Company $1.40 in cash, without interest. Shareholders owning 4,001 or more shares prior to the reverse split will own the same number of shares common stock after completion of the split. The reverse split, and related cash purchase by the Company of shares will have the effect of taking the Company private.

2.    To transact such other business pertaining or relating to the foregoing as may properly come before the meeting.

To the extent, if any, the Company does not have the monies available to fund the payments for the shares purchased as a result of the reverse split, Mr. Gary D. Engle, the Company's Chief Executive Officer and Chairman of the Board and Mr. James A. Coyne, the Company's President and Chief Operating Officer will contribute the monies needed to fund these payments. Upon completion of the split, Messrs. Coyne and Engle shall commence a tender offer to purchase the remaining outstanding shares of common stock of the Company not owned by Messrs. Coyne and Engle at a purchase price of $1.40 per share. If the split is not consummated, Messrs. Coyne and Engle will not commence the tender offer.

The Board of Directors has fixed the close of business on ___________, 2004, as the record date for determining shareholders entitled to notice of and to vote at such meeting. Only shareholders at the close of business on the record date are entitled to notice of and to vote at such meeting. The transfer books will not be closed.

You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting, the Company desires to have the maximum representation at the meeting and respectfully requests that you date, execute and mail promptly the enclosed proxy in the enclosed stamped envelope for which no additional postage is required if mailed in the United States. A proxy may be revoked by a shareholder by notifying the Secretary of the Company in writing at any time prior to its use, by executing and delivering a subsequent proxy or by personally appearing at the special meeting and casting your vote, each as specified in the enclosed proxy statement.

By order of the Board of Directors

Mr. James A. Coyne,

President and Chief Operating Officer

YOUR VOTE IS IMPORTANT.
PLEASE EXECUTE AND RETURN PROMPTLY THE ENCLOSED
PROXY CARD IN THE ENVELOPE PROVIDED.
SEMELE GROUP, INC.
PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD _________, 2004

TO OUR SHAREHOLDERS:

This proxy statement is furnished to our shareholders for use at a special meeting of shareholders on _________, 2004, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The enclosed proxy is solicited on behalf of our Board of Directors and can be revoked at any time prior to the voting of the proxy (as provided herein).

Unless a contrary choice is indicated, all duly executed proxies received by us will be voted as follows:

1.    FOR the approval of a proposal to amend our certificate of incorporation, as amended, to effect a 1-for-4,001 reverse stock split followed immediately by a 4,001-for-1 forward stock split of our outstanding common stock. As a result of the reverse split, each share of our common stock held by a shareholder owning 4,000 or less shares immediately before the effective time of the reverse split will be converted into the right to receive from us $1.40 in cash, without interest. Shareholders owning 4,001 or more shares prior to the reverse split will remain a shareholder of ours and will own the same number of shares common stock after completion of the split. The reverse split, and related cash purchase by us of shares will have the effect of taking Semele private.

2.    To transact such other business pertaining or related to the foregoing as may properly come before the special meeting.

To the extent, if any, we do not have the monies available to fund the payments for the shares purchased as a result of the reverse split, Mr. Gary D. Engle, our Chief Executive Officer and Chairman of the Board, and Mr. James A. Coyne, our President and Chief Operating Officer, will contribute the monies needed to fund these payments by purchasing from us shares of our common stock at $1.40 per share. Following the split, Messrs. Engle and Coyne will commence a tender offer, pursuant to which they will be obligated to purchase all remaining shares of common stock tendered to them by unaffiliated shareholders at a price equal to $1.40 per share. If the split is not consummated, Messrs. Coyne and Engle will not commence the tender offer.

The split will become effective upon the filing of two amendments to our certificate of incorporation, as amended, with the Secretary of State of the State of Delaware, or such later date as specified in the filing(s). The amendments to our certificate of incorporation are attached to this proxy statement as Appendix A. As soon as practicable after the split is approved, we will mail a letter of transmittal to all holders of 4,000 or fewer shares of our common stock for use in surrendering their stock certificates and receiving your cash payment.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PROPOSED TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT OR RELATED SCHEDULE 13E-3, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

The record of shareholders entitled to vote at the special meeting was taken at the close of business on __________, 2004. The approximate date on which this proxy statement and the enclosed proxy are first being sent to shareholders is ___________, 2004. You may return the proxy card to us in the enclosed envelope. Our principal executive offices are located at 200 Nyala Farms, Westport, Connecticut, 06880. A list of shareholders entitled to vote will be available for your review at the special meeting, and for the ten (10) days before the special meeting during normal business hours at our principal executive offices.

To be effective, the split must be approved by (1) a majority of the shares of our common stock outstanding as of the record date, and (2) a majority of shares of our common stock present and voting at the special meeting which are owned of record by persons other than Messrs. Coyne and Engle and their affiliates, voting as a separate class. Shares owned by Messrs. Coyne and Engle and their affiliates will be counted for purposes of determining the existence of a quorum at the special meeting. Messrs. Coyne and Engle and their affiliates currently own an aggregate of approximately 58% of the outstanding shares of our common stock.

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the terms and conditions of the split, we encourage you to carefully read this entire document, its attachments and the other documents to which we refer.

WHAT ARE WE PROPOSING?

•    We are proposing that our shareholders approve amending our certificate of incorporation, as amended, to effect a 1-for-4,001 reverse stock split followed immediately by a 4,001-for-1 forward stock split of our outstanding common stock. As a result of the reverse split, each share of our common stock held by a shareholder owning 4,000 shares or less immediately before the effective time of the reverse split will be converted into the right to receive from us $1.40 in cash, without interest. Shareholders owning more than 4,000 shares prior to the reverse split will own the same number of shares common stock after completion of the split. The reverse split, and our related cash purchase of shares will have the effect of taking us "private."

•    If shareholders holding 4,000 or fewer shares do not want to dispose of their holdings of common stock, they may purchase additional shares on the open market before the effective date of the split or, if applicable, consolidate their accounts into one account with more than 4,000 shares of common stock. If shares are held in multiple accounts by the same record shareholder, each account will be analyzed separately for purposes of determining whether the shares in each account will be cashed out as a result of the reverse split.

•    The split must be approved by (1) a majority of the shares of our common stock outstanding as of the record date, and (2) a majority of the shares of the common stock, present and voting at the special meeting, owned of record by shareholders other than Messrs. Coyne and Engle and their affiliates. Messrs. Coyne and Engle and their affiliates currently own an aggregate of approximately 58% of the outstanding shares of our common stock.

•    If the split is approved and completed and other conditions are satisfied, Messrs. Auch, Bartlett and Ungerleider will resign as directors.

•    We and Messrs. Coyne and Engle are the filing persons of a Rule 13e-3 transaction statement on a Schedule 13E-3 pursuant to the Securities Exchange Act of 1934, as amended.

•    For further information, see "SPECIAL FACTORS - Purpose and Reasons for The Split" in this proxy statement. Also, see "PROPOSAL NO. 1 APPROVAL OF THE SPLIT - Exchange of Certificates and Payment for Shares" in this proxy statement.

WHY ARE WE PROPOSING THE SPLIT?

•    The split is part of a process to take us "private," which a special committee of our board of directors has determined will best maximize shareholder value. As part of the process, we have entered into an agreement with Messrs. Coyne and Engle, pursuant to which the parties thereto agreed to the following: (1) we would convene the special meeting seeking approval of the split by a majority of the shares of our common stock owned by shareholders not affiliated with Messrs. Coyne and Engle present and voting at the special meeting; (2) we would purchase all shares cashed-out as a result of the reverse split for a purchase price of $1.40 per share; (3) to the extent, if any, we do not have the monies available to fund the payments for the shares purchased as a result of the reverse split, Messrs. Coyne and Engle would contribute the monies necessary to fund these payments by purchasing from us shares of our common stock at $1.40 per share on a pre-split basis; and (4) if the split is consummated, Messrs. Coyne and Engle will promptly commence a tender offer, pursuant to which they will purchase all remaining shares of common stock tendered to them at a price equal to $1.40. If the split is not consummated, Messrs. Coyne and Engle will not commence the tender offer. Additionally, even if the split is completed, under certain circumstances, Messrs. Coyne and Engle may abandon the tender offer (see, "SPECIAL FACTORS – Purpose and Reasons for the Split"). As such, there can be no assurance that the tender offer will occur following completion of the split.

•    Messrs. Coyne and Engle have a conflict of interest resulting from the fact that: (1) Mr. Engle is Chairman of the Board and our Chief Executive Officer, (2) Mr. Coyne is our President and Chief Operating Officer, and (3) Messrs. Coyne and Engle are among our creditors. We have recourse indebtedness to Messrs. Coyne and Engle, or entities controlled by them, in an aggregate amount of approximately $17.2 million (which is net of a receivable due to us from Messrs. Coyne and Engle of $3.1 million), which is due on January 1, 2005. To date, Messrs. Coyne and Engle have extended the maturity date of such indebtedness on numerous occasions, which has allowed us to continue to exist as a going concern. Messrs. Coyne and Engle have advised us that they are no longer willing to continue to extend the maturity date of such indebtedness unless we effect the split and become a "private" entity. They would expect to extend the maturity date of such indebtedness in the event the proposed going private transaction is consummated. Our assets currently consist primarily of a tax loss carryforward of approximately $107.1 million and partial positions in a number of disparate ventures, which the special committee believes are illiquid. Tax loss carryforwards do not generate cash flow and are illiquid due to restrictions imposed by tax laws concerning their transfer. We believe that our asset base is not large enough to generate taxable income to utilize the tax loss carryforward nor does the special committee believe that we will generate sufficient cash flow past January 1, 2005 to service all of our outstanding obligations.

•    The special committee believes it has negotiated a transaction with Messrs. Coyne and Engle that will allow us to continue as a going concern and reduce our operating expenses while providing liquidity to our unaffiliated shareholders.

•    The $1.40 per share cash consideration represents a 54% premium over the $0.91 per share closing price for our common stock on May 2, 2003, the last day of trading prior to our announcing that we had received the proposal from Messrs. Coyne and Engle to acquire all of our outstanding stock, a 54% premium over the 1-week average trading price for our common stock for the 1-week period prior to announcing that we had received the proposal from Messrs. Coyne and Engle, and a 51% premium over the 1-month average trading price for our common stock for the 1-month period prior to announcing that we had received the proposal from Messrs. Coyne and Engle. The closing price for our common stock on April 6, 2004 was $1.02 per share. Further, the repurchase of shares as a result of the reverse split will not involve commissions or other transaction fees that would be charged if you sold shares on the open market.

•    Because we have more than 300 shareholders of record and our common stock is registered under Section 12(g) of the Exchange Act, we are required to comply with the disclosure and reporting requirements under the Exchange Act. These reporting requirements place significant financial burdens on us. We, however, have not been able to realize many of the benefits associated with being a publicly-traded company, such as access to capital markets as a result of the limited liquidity and consistently low market price of our common stock. Further, our shareholders have not benefited proportionately from the costs of registration and OTC Bulletin Board trading of our common stock, principally as a result of the relatively thin trading market for our common stock.

•    The reverse split will reduce the number of our record shareholders below 300, which will cause our common stock to become eligible for termination of registration under the Exchange Act. The special committee and Messrs. Coyne and Engle considered the following factors in recommending the split:

o    The cost savings per year that we expect to realize as a result of deregistering our common stock and the decrease in expenses relating to servicing fewer shareholders;

o    The additional savings in terms of management's and employees' time that will no longer be spent preparing the periodic reports required of publicly-traded companies and managing shareholder relations and communications;

o    The fact that we and our shareholders have not been able to realize many of the benefits associated with being a publicly-traded company, such as access to capital markets as a result of the limited liquidity and low market price of our common stock;

o    The belief that our shareholders have not benefited proportionately from the costs of registration and OTC Bulletin Board trading of our common stock principally as a result of the relatively thin trading market for our common stock.

o    Following the reverse split with a forward stock split will reduce shareholder disruption by avoiding the requirement that shareholders of record who own more than 4,000 shares of common stock prior to the reverse split forward their stock certificates in exchange for (a) cash for fractional shares of common stock and (b) replacement stock certificates for whole shares of common stock. As a result of the two-step structure, the share holdings of holders of more than 4,000 shares will not be affected in the split.

•    For further information, see "SPECIAL FACTORS -- Purpose and Reasons for the Split" in this proxy statement.

WHAT WILL YOU RECEIVE IF THE SPLIT IS APPROVED?

If the split is approved by the shareholders and completed:

•    Each shareholder of record owning 4,000 or fewer shares of common stock immediately prior to the split will receive in exchange for each share of common stock the right to receive cash in the amount of $1.40 per share owned of record before the reverse split.

•    For further information see "SPECIAL FACTORS – Certain Effects of the Split" in this proxy statement.

WHAT DOES "GOING PRIVATE" MEAN?

•    "Going Private" means that we will no longer be a public reporting company under the federal securities laws. Registration of our stock under the Exchange Act will be terminated, which means our common stock will not be eligible for trading over the OTC Bulletin Board.

•    We intend to apply for termination of registration of our common stock under the Exchange Act as promptly as possible after the effective date of the split. Upon filing the application for termination, we will no longer be required to file annual, quarterly and other reports that we currently file with the SEC. We will, however, still be subject to the reporting obligations under various provisions of the Exchange Act for a period of 90 days from the date of filing such application and, accordingly, the proposed tender offer will be subject to certain applicable rules of the Exchange Act.

•    There will no longer be a public market for our common stock. The special committee believes that this factor is mitigated because Messrs. Coyne and Engle are required to tender for all remaining outstanding shares of common stock at the same $1.40 per share that will be paid to holders as a result of the reverse split.

•    For further information see "SPECIAL FACTORS -- Purpose and Reasons for the Split" in this proxy statement.

WHY IS THE SPLIT FAIR?

•    Based on the recommendation of the special committee, we believe that the split is substantively fair from a financial point of view and procedurally fair to our unaffiliated shareholders being redeemed as a result of the split. We also believe the split is substantively fair from a financial point of view and procedurally fair to the unaffiliated shareholders not being redeemed as part of the split due to the fact that they will be able participate in the subsequent tender offer and realize $1.40 per share tendered.

•    Mr. Coyne believes that split is substantively fair from a financial point of view and procedurally fair to our unaffiliated shareholders being redeemed as a result of the split. Mr. Coyne also believes the split is substantively fair from a financial point of view and procedurally fair to the unaffiliated shareholders not being redeemed as part of the split due to the fact that they will be able participate in the subsequent tender offer and realize $1.40 per share tendered.

•    Mr. Engle believes that the split is substantively fair from a financial point of view and procedurally fair to our unaffiliated shareholders being redeemed as a result of the split. Mr. Engle also believes the split is substantively fair from a financial point of view and procedurally fair to the unaffiliated shareholders not being redeemed as part of the split due to the fact that they will be able participate in the subsequent tender offer and realize $1.40 per share tendered.

•    On May 5, 2003, we received a proposal from Messrs. Coyne and Engle, who together with their affiliates were the beneficial owners of approximately 58% of our outstanding common stock at the date of the proposal, to acquire substantially all of our outstanding shares of common stock not already owned by them for $1.20 per share. Upon its receipt of the proposal from Messrs. Coyne and Engle, our board of directors formed a special committee consisting of its independent directors and granted it the authority to evaluate and negotiate the proposal on behalf of the entire board. The special committee engaged Duff & Phelps, an independent investment banking firm, to assist the special committee and to render an opinion regarding the fairness of the proposed transaction. Following negotiations with the special committee, Messrs. Coyne and Engle agreed to increase the purchase price to $1.40 per share, provided that we first split our stock to reduce the number of holders that Messrs. Coyne and Engle will have to contact regarding the tender offer and to make certain that we will not be subject to the reporting obligations imposed by the Exchange Act.

•    Duff & Phelps delivered an opinion to the special committee that the $1.40 per share to be received by our unaffiliated shareholders being cashed-out as a result of the split is fair to such shareholders from a financial point of view and the $1.40 to be received by our unaffiliated shareholders who tender their shares in the tender offer is fair from a financial point of view. Further, the special committee conditioned the split on approval by a majority of the shares of our common stock present and voting at the special meeting owned by unaffiliated shareholders.

•    The split and tender offer will provide our unaffiliated shareholders with the ability to dispose of their shares without having to pay broker fees and commissions.

•    Messrs. Coyne and Engle initially proposed to purchase all of our shares of common stock in May of 2003. Since that time, we have not received any offers to purchase our assets, business, or stock.

•    For further information see "SPECIAL FACTORS – Fairness of the Split" in this proxy statement.

WHAT ARE THE PRINCIPAL ADVANTAGES OF THE SPLIT?

•    Currently, a relatively thin trading market exists for our securities, so cashing out shares in the split or tendering shares in the tender offer if you own more than 4,000 shares will allow you to cash out of your investment in Semele without having to pay broker fees and commissions.

•    The $1.40 per share cash consideration represents a 54% premium over the $0.91 per share closing price for our common stock on May 2, 2003, the last day of trading prior to announcing that we had received the proposal from Messrs. Coyne and Engle to acquire all of our outstanding stock, a 54% premium over the 1-week average trading price for our common stock for the 1-week period prior to announcing that we had received the proposal from Messrs. Coyne and Engle, and a 51% premium over the 1-month average trading price for our common stock for the 1-month period prior to announcing that we had received the proposal from Messrs. Coyne and Engle. The closing price for our common stock on April 6, 2004, was $1.02 per share. Further, the repurchase of shares as a result of the reverse split will not involve commissions or other transaction fees that would be charged if you sold shares on the open market.

•    We will no longer be subject to the costs associated with being a "public" company and anticipate saving approximately $400,000 on a yearly basis.

•    The special committee believes that the split constitutes the most expeditious, efficient and cost effective method to convert us from a reporting company to a privately held non-reporting company.

•    For further information see "SPECIAL FACTORS -- Purpose and Reasons for the Split" in this proxy statement.

WHAT ARE THE PRINCIPAL DISADVANTAGES OF THE SPLIT?

•    Shareholders who are cashed-out as a result of the reverse split will no longer have any ownership or voting rights and will not be able to participate in our future growth or profits, if any.

•    If the split is completed, we will become a private company, and there will be no opportunity for a public market for our securities to develop unless we register our shares of common stock under the Exchange Act in the future, which is not anticipated at this time.

•    For further information see "SPECIAL FACTORS – Potential Disadvantages" in this proxy statement.

DO I HAVE APPRAISAL RIGHTS?

•    Under Delaware law, the law governing the split, you do not have the right to demand the appraised value of your shares.

WHAT ARE THE TAX IMPLICATIONS OF THE SPLIT?

•    In general, based upon existing federal income tax law, if you receive cash in exchange for your shares of common stock as a result of the reverse split, you will recognize a capital gain or loss in an amount equal to the difference between the amount of cash you receive and your adjusted basis in the surrendered shares. The treatment of the gain or loss as short-term or long-term capital gain or loss depends on the period you held your shares of common stock.

•    For further information see "SPECIAL FACTORS – Federal Income Tax Consequences" in this proxy statement.

THE SPECIAL COMMITTEE STRONGLY RECOMMENDS THAT SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

SPECIAL FACTORS

Purpose and Reasons for the Split

The split is part of a process to take us "private" which the special committee and Messrs. Coyne and Engle have determined will maximize shareholder value. As part of the process, we have entered into an agreement with Messrs. Coyne and Engle, pursuant to which the parties thereto agreed to the following: (1) we would convene the special meeting seeking approval of the split by a majority of the shares of our common stock owned by unaffiliated shareholders present and voting at the special meeting; (2) we would purchase all shares cashed-out as a result of the reverse split for a purchase price of $1.40 per share; (3) to the extent, if any, we do not have the monies available to fund the payments for the shares purchased as a result of the reverse split, Messrs. Coyne and Engle would contribute the monies necessary to fund these payments by purchasing from us shares of our common stock at $1.40 per share; and (4) if the split is consummated, Messrs. Coyne and Engle will promptly commence a tender offer, pursuant to which they will purchase all remaining shares of common stock tendered to them at a price equal to $1.40. The agreement among Messrs. Coyne and Engle and us is attached to this proxy statement as Appendix B. The agreement sets forth certain circumstances under which Messrs. Coyne and Engle have the right to abandon the tender offer. These circumstances include, among other things: (1) the institution of any action or proceeding restraining the commencement of the tender offer; (2) a decline in either the Dow Jones Industrial Average or the Standard and Poor's 500 Index by an amount in excess of 25% measured from the date of the agreement; or (3) a third party publicly proposing to commence a tender offer or exchange offer for more than 50% of our common stock for a price in excess of $1.40. The special committee determined that the split and tender offer best maximize shareholder value. The special committee and Messrs. Coyne and Engle believe that the split is fair to our unaffiliated shareholders being cashed out as a result of the split. The special committee and Messrs. Coyne and Engle also believe the split is fair to the unaffiliated shareholders not being cashed-out as part of the split due to the fact that they will be able participate in the subsequent tender offer and realize $1.40 per share for each share tendered.

We have recourse indebtedness to Messrs. Coyne and Engle or entities controlled by them in an aggregate amount of approximately $17.2 million (which is net of a receivable due to us from Messrs. Coyne and Engle of $3.1 million), which is due on January 1, 2005. To date, Messrs. Coyne and Engle have extended the maturity date of such indebtedness on numerous occasions, which has allowed us to continue to exist as a going concern. Messrs. Coyne and Engle have advised us that they are no longer willing to continue to extend the maturity date of such indebtedness unless we effect the split and become a "private" entity. They would expect to extend the maturity date of such indebtedness in the event that the proposed going private transaction is consummated. Our assets currently consist primarily of a tax loss carryforward of approximately $107.1 million and partial positions in a number of disparate ventures, which the special committee believes are illiquid. Tax loss carryforwards do not generate cash flow and are illiquid due to restrictions imposed by tax laws concerning their transfer. The special committee believes that our asset base is not large enough to generate taxable income to utilize the tax loss carryforward. Accordingly, we believe that we will not generate sufficient cash flow past January 1, 2005 to service all of our outstanding obligations.

The special committee believes it has negotiated a transaction with Messrs. Coyne and Engle that will allow us to continue as a going concern and reduce our operating expenses, while providing liquidity to our unaffiliated shareholders.

We and Messrs. Coyne and Engle have decided to engage in the split proposal at this time because the sooner the proposal can be implemented, the sooner we will cease to incur the expenses associated with being registered under the Exchange Act.

Following the reverse split with a forward stock split will reduce shareholder disruption by avoiding the requirement that shareholders of record who own more than 4,000 shares of common stock prior to the reverse split forward their stock certificates in exchange for (a) cash for fractional shares of common stock and (b) replacement stock certificates for whole shares of common stock. As a result of the two-step structure, the share holdings of holders of more than 4,000 shares will not be affected in the split. However, such shareholders will have the ability to liquidate their investment at the same $1.40 per share by tendering their shares to Messrs. Coyne and Engle during the tender offer. Messrs. Coyne and Engle are required to keep the tender offer open for at least 60 days and to purchase all shares tendered to them. Messrs. Coyne and Engle may abandon the tender offer under certain limited circumstances as described earlier. As such, there can be no assurance that the tender offer will be completed even if we effect the split.

Additionally, the special committee and Messrs. Coyne and Engle believe that our shareholders currently derive no material benefit from continued registration under the Exchange Act. Because we have more than 300 shareholders of record and our common stock is registered under Section 12(g) of the Exchange Act, we are required to comply with the disclosure and reporting requirements under the Exchange Act. Since shareholders are not currently realizing many of the principal benefits of public ownership, the special committee determined that the increasing costs of public reporting were not warranted as our status as a public company places significant financial burdens on us.

The costs of being a public company in general, and the cost of remaining a public company in particular, are expected to increase dramatically in the near future. Audit fees and other compliance costs have increased due to, among other things, the enactment of the Sarbanes-Oxley Act of 2002. This legislation, among other things, requires us to adopt certain internal controls and procedures with respect to our financial statements and annual and quarterly reports as well as to take other internal actions necessary to comply with the prescribed standards of corporate governance. The overall executive time expended on the preparation and review of its public filings has increased in order for our chief executive and chief financial officers to certify the financial statements in each of our public filings as required under the Sarbanes-Oxley Act. In light of our current size and resources, we do not believe that such costs are justified, and believe that it is in our best interests to eliminate the administrative and financial burdens associated with being and remaining a public company. Because of our small size, the relatively thin trading market, and the limited liquidity of our common stock, we have not been able to utilize the shares as a source of financing for capital needs. For these reasons, we have not been able to realize the principal benefits of public ownership and since we do not expect any changes in this situation for the foreseeable future, the special committee determined that the costs of remaining a public company were not warranted.

There are considerable costs to remaining a public reporting company. To comply with the obligations under the Exchange Act, we incur direct and indirect costs associated with complying with the filing and reporting requirements imposed on public companies. Examples of direct costs savings from terminating the registration of our common stock include lower printing and mailing costs and reduced reporting and disclosure requirements. We also believe that we will be able to significantly reduce our audit and legal fees, as well as the premiums paid for director and officer liability insurance. We also incur substantial indirect costs as a result of executive time spent preparing and reviewing Exchange Act filings. The special committee believes that terminating the registration of our common stock will eliminate many of these costs.

The special committee and Messrs. Coyne and Engle expect the split to substantially reduce the costs of servicing shareholder accounts. For example, the costs of printing and mailing materials to shareholders increase for each additional shareholder account, regardless of the number of shares held by the shareholder. Many of our shareholders hold a relatively small number of shares, and the cost of servicing such accounts is disproportionate to the size of the holdings.

Based on our experience in prior years, we believe that overall savings of approximately $400,000 annually may be realized by "going private." We believe the expected cost savings will derive from reducing the following expenses: (1) audit expenses by approximately $175,000 per year, (2) legal fees by approximately $125,000 per year, (3) printing, postage and mailing costs by approximately $25,000, (4) transfer agent costs and expenses by approximately $25,000, and (5) other miscellaneous expenses of approximately $50,000. These amounts, however, are just estimates, and the actual savings to be realized may be higher or lower. We cannot guarantee that the benefits of "going private" will be accomplished as rapidly as currently expected, or at all.

The shares owned by each shareholder of record owning 4,000 shares of common stock or less immediately prior to the reverse split will be converted into the right to receive cash in the amount of $1.40 per share. This represents a 54% premium over the $0.91 per share closing price for our common stock on May 2, 2003, the last day of trading prior to announcing that we had received the proposal from Messrs. Coyne and Engle to acquire all of our outstanding stock, a 54% premium over the 1-week average trading price for our common stock for the 1-week period prior to announcing that we had received the proposal from Messrs. Coyne and Engle, and a 51% premium over the 1-month average trading price for our common stock for the 1-month period prior to announcing that we had received the proposal from Messrs. Coyne and Engle.

If the split is approved and implemented as described in this proxy statement, regardless of the outcome of the subsequent tender offer, the number of shareholders of record of our common stock will be fewer than 300. We intend to terminate the registration of our common stock under the Exchange Act. Following the split, the decision to terminate Exchange Act registration will not require shareholder approval and will not be voted on at the special meeting. Our duty to file periodic reports with the SEC, such as quarterly and annual reports, will end once we have less than 300 shareholders of record and terminate the registration of our common stock under the Exchange Act. The special committee on January 14, 2004 approved the split.

Potential Disadvantages

While the special committee believes the split will result in the benefits described above and elsewhere, several disadvantages should also be noted.

Unaffiliated Shareholders Being Cashed Out . The ownership interest of shareholders holding 4,000 or fewer shares will be terminated. Thus, these shareholders will not be able to participate in our future growth or profits, if any. Furthermore, shareholders receiving cash as a result of the reverse split or subsequent tender offer will be subject to federal income taxes and possibly state and other taxes, as if they had sold their shares. As a result, shareholders who receive cash due to the reverse split may be required to pay taxes (or may recognize a capital loss) on their respective shares of common stock. For further information, see "SPECIAL FACTORS - - Federal Income Tax Consequences" in this proxy statement.

Unaffiliated Remaining Shareholders . If we become a private company, those unaffiliated shareholders who do not tender their shares as part of the tender offer will not have the opportunity for a public market for our securities to develop unless we register our common stock under the Exchange Act in the future, which is not anticipated at this time. In addition, as a result of terminating our reporting obligations under the Exchange Act:

•    Less information will be required to be furnished to shareholders or to be made publicly available by us;

•    Various provisions of the Exchange Act, such as proxy statement disclosure in connection with shareholder meetings and the related requirement of an annual report to shareholders, will no longer apply us; and

•    The reporting requirements and restrictions of the Exchange Act and, significantly, the reporting provisions of Section 16, will no longer apply to our executive officers, directors and 10% shareholders.

•    If Messrs. Coyne and Engle own in excess of 94% of our common stock following the split and tender offer, our ability to utilize the tax loss carryforwards will be significantly limited. Since Messrs. Coyne and Engle are obligated to purchase all shares tendered to them during the tender offer, there can be no assurance that they will own less than 94% of the common stock.

Background

In May 2003, we received a proposal from Mr. Engle and Mr. Coyne, who together with certain affiliates, were the beneficial owners of approximately 58% of our outstanding common stock at the date of the proposal, to acquire substantially all of our outstanding shares of common stock not already owned by them for $1.20 per share. Since Messrs. Coyne and Engle are members of the board of directors, on May 2, 2003, the board formed a special committee consisting of its independent directors, Messrs. Auch, Bartlett and Ungerleider, to evaluate the proposal and negotiate an agreement with Messrs. Coyne and Engle.

On June 25, 2003, the special committee met to discuss Messrs. Coyne and Engle’s proposal. Present at the meeting were all of the members of the special committee as well as counsel to the special committee. At the meeting, the special committee authorized its counsel to begin the process of interviewing potential financial advisors to assist the special committee in evaluating Messrs. Coyne and Engle’s proposal.

During the next month, the special committee’s counsel interviewed numerous potential financial advisors. After considering numerous factors, including price and reputation in the industry, counsel to the special committee narrowed the field of potential advisors to two, neither of whom had previously represented us or Messrs. Coyne and Engle or their affiliates.

On July 22, 2003, the special committee met to interview the two potential advisors. Present at the meeting were all of the members of the special committee as well as its counsel. After interviewing each of the potential advisors, the special committee decided to engage Duff & Phelps as its financial advisor. This decision was based on numerous factors, including: Duff & Phelps' experience with "going private" transactions; Duff & Phelps' presentation to the special committee regarding its understanding of our assets and the nature of the proposed transaction; the cost of the services to be performed by Duff & Phelps; and the fact that Duff & Phelps did not have a prior relationship with us or Messrs. Coyne and Engle or their affiliates. On August 4, 2003, the special committee entered into an engagement letter with Duff & Phelps, pursuant to which Duff & Phelps agreed to provide an opinion regarding the fairness of the split and the fairness of the tender offer from a financial point of view to our unaffiliated shareholders.

On November 11, 2003, after discussions with the special committee and its advisors, Messrs. Coyne and Engle revised their proposal. The revised proposal contemplated Messrs. Coyne and Engle purchasing substantially all of our outstanding shares of common stock for $1.20 per share conditioned on us completing a 1 for 1,000 reverse stock split in which shareholders owning fewer than 1,000 shares would receive $1.20 per per-split share for their shares.

On November 25, 2003, Duff & Phelps presented its preliminary fairness analysis of Messrs. Coyne and Engle's revised proposal to the special committee. Present at the meeting were all of the members of the special committee, counsel to the special committee and representatives of Duff & Phelps. Duff & Phelps’ preliminary fairness analysis included an analysis of our net asset value and an analysis of premiums paid in recent going private transactions. The November 25, 2003 presentation is in the substantially same form of Duff & Phelps’ final presentation delivered to the special committee, a copy of which is attached hereto as Appendix D. Duff & Phelps concluded that under a net asset value analysis, the $1.20 per share price offered by Messrs. Coyne and Engle in the revised proposal was fair because we had a negative $3.36 per share net asset value. Duff & Phelps, however, recommended that the special committee attempt to negotiate an increase in the price per share from Messrs. Coyne and Engle because the premium of approximately 29% to be paid as a result of their initial offer was low compared to premiums paid in similar going private transactions. As a result, the special committee directed its advisors to further negotiate the proposed transaction with Messrs. Coyne and Engle to among other things, increase the purchase price.

In early December 2003, after further negotiations with the special committee and its advisors, Messrs. Coyne and Engle further revised their proposal. Under the revised proposal, they offered to make a voluntary tender offer at $1.40 per share after we have completed a 1-for-4,001 reverse stock split immediately followed by a 4,001-for-1 forward stock split. Further, to the extent that we would not have the cash available, Messrs. Coyne and Engle agreed to contribute the monies necessary to purchase the shares cashed-out as a result of the reverse stock split by purchasing from us shares of our common stock for $1.40 per share. Messrs. Coyne and Engle proposed to structure the transaction in such a way that as many unaffiliated shareholders as possible would be redeemed as a result of the split without jeopardizing our ability to use our tax loss carryforward merely as a result of the split. Based on the distribution of our shares amongst our shareholders, the 1-for-4,001 ratio was the highest ratio to accomplish this goal. If, following the split, Messrs. Coyne and Engle would have owned in excess of 94% of our common stock, our ability to utilize our tax loss carryforwards would have been significantly limited. The special committee, however, wanted to provide liquidity to all of the unaffiliated shareholders. Messrs. Coyne and Engle agreed to follow the split (if consummated) with a tender offer to all remaining shareholders. Since Messrs. Coyne and Engle are obligated to purchase all shares tendered to them during the tender offer, there can be no assurance that they will own less than 94% of the common stock following the split and tender offer. As a result, there can be no assurance that following the tender offer, we will be able to use our tax loss carryforwards.

On December 8, 2003, the special committee met to discuss the revised proposal. Present at the meeting were all of the members of the special committee, counsel to the special committee and representatives of Duff & Phelps. Duff & Phelps did not make a formal presentation at this meeting, but rather considered questions raised by members of the special committee concerning the revised proposal and the value our shareholders may receive in the event our assets were auctioned off and we were liquidated. Duff & Phelps concluded that it was unlikely that our shareholders would receive any value if our assets were auctioned off and we were liquidated since our indebtedness exceeds the estimated sale prices of our assets. As a result, the special committee authorized its counsel to negotiate a definitive agreement with Messrs. Coyne and Engle's counsel with respect to the revised proposal.

Subsequent to the December 8, 2003 meeting, the special committee's counsel and Messrs. Coyne and Engle's counsel negotiated a definitive agreement over the course of the next several weeks. These negotiations focused primarily on: (1) the timing and duration of the tender offer, (2) the treatment of our directors following the split, (3) requiring Messrs. Coyne and Engle to fund the split if we do not have enough cash on hand to do so, and (4) the limited conditions under which Messrs. Coyne and Engle may abandon the tender offer.

On December 30, 2003 the special committee met to discuss any updates to Duff & Phelps’ preliminary fairness analysis. Present at the meeting were all of the members of the special committee, counsel to the special committee and representatives of Duff & Phelps. Duff & Phelps indicated that since its preliminary fairness analysis, two of the entities in which we have an ownership interest sold equipment and an airplane. However these sales did not effect the preliminary fairness analysis as the transactions were deemed to be immaterial to our overall operations. Duff & Phelps also indicated that it was willing to issue an opinion of fairness regarding the proposal upon acceptance of the proposal by the special committee.

The special committee subsequently accepted the revised proposal and final draft of the agreement on our behalf formally approving it on January 14, 2004. The agreement is attached to this proxy statement as Appendix B. Present at this meeting were all of the members of the special committee, counsel to the special committee and representatives of Duff & Phelps. At this meeting, Duff & Phelps presented its final analysis of Messrs. Coyne and Engle's revised proposal to the special committee and delivered to the special committee a written opinion that the split is fair and the tender offer is fair to our unaffiliated shareholders from a financial point of view. See "SPECIAL FACTORS - Opinion of Special Committee's Financial Advisor" for a summary of Duff & Phelps' final analysis presented to the special committee at this meeting. The special committee reasonably believes that many shareholders will welcome a "going private" transaction, followed by the tender offer, because it will provide them with liquidity by allowing them to liquidate their investment for cash.

Alternatives Considered by the Special Committee and Messrs. Coyne and Engle

In evaluating the proposal, the special committee and Messrs. Coyne and Engle considered the following alternatives:

Issuer Tender Offer . The special committee and Messrs. Coyne and Engle considered the desirability of causing us to repurchase shares through a tender offer. The special committee and Messrs. Coyne and Engle determined that this alternative was not desirable since this type of offer would not necessarily result in us becoming private since no one would be required to tender. Specifically, it was uncertain as to whether this alternative would result in shares being tendered by a sufficient number of record holders so as to permit us to reduce the number of shareholders below 300, and to terminate registration under the Securities Exchange Act. In addition, the special committee and Messrs. Coyne and Engle believed that the estimated transaction costs of completing a tender offer would be higher than the costs of the split, and these costs could be significant in relation to the value of the shares purchased since there could be no certainty that a significant number of shares would be tendered.

Sale Our Assets to a Third Party and Liquidate . The special committee and Messrs. Coyne and Engle also considered the viability of selling our assets, making a distribution of the net proceeds to our shareholders and liquidating. The special committee and Messrs. Coyne and Engle believed that doing so would not, however, produce any proceeds that could be distributed to our shareholders. Specifically, the special committee and Messrs. Coyne and Engle concluded that since we own partial interests in a disparate number of assets, we could only sell these assets at a significant discount to their value. The special committee and Messrs. Coyne and Engle were also advised that we would also not be able to realize significant value in our tax loss carryforward due to limits imposed by the tax laws on the transfer of this type of asset. They each noted that due to these limits, the only potential purchasers that would pay for the tax loss carryforward were Messrs. Coyne and Engle since they have owned shares of our common stock for the amount of time necessary to be able to utilize the tax loss carryforward. Further, the special committee and Messrs. Coyne and Engle noted the substantial liability that would have to be satisfied before any monies would be available to be distributed to our shareholders. Since the time of Messrs. Coyne and Engle’s initial proposal, we have not sought nor received any offers to purchase our assets, business, or stock.

Maintaining the Status Quo . The special committee and Messrs. Coyne and Engle considered whether shareholder value could be best maximized by continuing our existing business plan without altering our capital structure. The special committee and Messrs. Coyne and Engle concluded, however, that we will likely not be able to generate sufficient cash flow past January 1, 2005 to service all of our obligations or recognize any value from our tax loss carryforward. The committee further noted that we owe Messrs. Coyne and Engle or entities controlled by them, approximately $17.2 million (net of a receivable due to us from Messrs. Coyne and Engle of $3.1 million), which is due January 1, 2005. To date, Messrs. Coyne and Engle have extended the maturity date of such indebtedness on numerous occasions, which has allowed us to continue to exist as a going concern. Messrs. Coyne and Engle have advised us that they are no longer willing to continue to extend the maturity date of such indebtedness unless we effect the split and become a "private" entity. They would expect to extend the maturity date of such indebtedness in the event that the proposed going private transaction is consummated. Further, the special committee and Messrs. Coyne and Engle expect us to incur increasing costs of compliance under the Exchange Act, especially in relation to our overall expenses and cash flow. We estimate that approximately $400,000 additional annual expenses may continue to be incurred if we continue to be a reporting company under the Exchange Act. These expenses include audit expenses, legal fees, printing, postage and mailing expenses, transfer agent costs and other miscellaneous expenses. This estimate is based substantially on past experience, and may not necessarily be indicative of actual future expenses in view of the additional requirements of the Sarbanes-Oxley Act of 2002 and related SEC rules. We are not able to estimate at this time the costs of full compliance with all of the recently proposed and issued rules related to the Sarbanes-Oxley Act of 2002, but expect significant increases.

Thus, the special committee and Messrs. Coyne and Engle determined that "going private" best maximizes shareholder value and that the split is the most expeditious and economical method of achieving this change in status.

Fairness of the Split

The special committee believes that the split is fair to our unaffiliated shareholders being cashed out as a result of the split. The special committee also believes the split is fair to the unaffiliated shareholders not being redeemed as part of the split due to the fact that they will be able participate in the subsequent tender offer and realize $1.40 per share tendered. In determining the fairness of the split, the special committee considered a number of factors prior to approving the proposed transaction.

Procedural Fairness

The special committee determined that the split is procedurally fair to our unaffiliated shareholders. Given the relative simplicity of the proposed transaction and the fairness of its structure and process, the special committee did not retain an unaffiliated representative to act solely on behalf of our unaffiliated shareholders for purposes of negotiating the transaction. The special committee, however, retained Duff & Phelps to prepare an opinion as to the fairness of the split and the fairness of the tender offer to our unaffiliated shareholders and engaged its own counsel to assist it in negotiating with Messrs. Coyne and Engle. The special committee also required that a majority of the shares held by the unaffiliated shareholders that are present and voting at the special meeting approve the split for it to become effective. Without such a decision, Messrs. Coyne and Engle would have been able to effect the split based solely on the number of shares owned by them and their affiliates. The special committee and Messrs. Coyne and Engle noted that the approval requirement of a majority of shares held by unaffiliated shareholders present and voting at the special meeting is different than requiring the approval of a majority of all shares held by unaffiliated shareholders regardless of whether they are present and voting at the special meeting. However, based upon the past voting history of our unaffiliated shareholders, the special committee and Messrs. Coyne and Engle believe that there may be a possibility that a majority of our unaffiliated shareholders would fail to be present and vote at the special meeting despite receiving proper notice of the special meeting in accordance with our Bylaws and Delaware General Corporate Law. As such, the special committee and Messrs. Coyne and Engle decided that a majority of the shares held by unaffiliated shareholders present and voting at the meeting would be required to approve the split, as opposed to a typical "majority of the minority."

The special committee, by unanimous vote on January 14, 2004, with no member dissenting or abstaining from such approval, adopted a resolution, on behalf of, and with the authority granted by, our board of directors, declaring the terms and conditions of the split to be advisable, and directing that a proposed amendment to our certificate of incorporation effecting the split be submitted to our shareholders for approval.

Substantive Fairness from a Financial Point of View

In determining the fairness of the consideration proposed in the split, and determining to approve the split and recommend that shareholders approve it, the special committee considered the following material factors:

•    Since shareholders are not currently realizing many of the principal benefits of public ownership, the special committee determined that the increasing costs of public reporting were not warranted as our status as a public company places significant financial burdens on us.

•    We believe that we will not generate sufficient cash flow past January 1, 2005 to service all of our obligations. We have a significant tax loss carryforward that we do not expect to be able to fully utilize given our asset base. The special committee believes that the nature of our assets dictate that we would be able to sell our assets only at a significant discount to their value, if at all. Further, due to the laws regarding the transferability of tax loss carryforwards, there exists no meaningful market for this asset. We owe a significant amount of money to Messrs. Coyne and Engle, with no ability to refinance such indebtedness on acceptable terms, if at all. To date, Messrs. Coyne and Engle have extended the maturity date of such indebtedness on numerous occasions, which has allowed us to continue to exist as a going concern. Messrs. Coyne and Engle have advised us that they are no longer willing to continue to extend the maturity date unless we effect the split and become a "private" entity. They would expect to extend the maturity date of such indebtedness in the event that the proposed going private transaction is consummated.

•    The fairness opinion and analysis of Duff & Phelps as of January 14, 2004, which reviewed several approaches to valuation. The special committee relied on Duff & Phelps analysis in determining that the split is fair to the unaffiliated shareholders. As part of its analysis, Duff & Phelps determined (1) the $1.40 per share cash consideration is not less than the fair value of our common stock, on a going concern basis, (2) the $1.40 per share cash consideration is not less than the estimated liquidation value per share of our common stock, and (3) the premium implied by the $1.40 per share cash consideration is adequate relative to the premiums paid in other similar transactions.

•    The $1.40 per share cash consideration represents a 54% premium over the $0.91 per share closing price for our common stock on May 2, 2003, the last day of trading prior to announcing that we had received the proposal from Messrs. Coyne and Engle to acquire all of our outstanding stock, a 54% premium over the 1-week average trading price for our common stock for the 1-week period prior to announcing that we had received the proposal from Messrs. Coyne and Engle, and a 51% premium over the 1-month average trading price for our common stock for the 1-month period prior to announcing that we had received the proposal from Messrs. Coyne and Engle. The closing price of our common stock on April 6, 2004 was $1.02 per share.

•    The special committee's view that a sale of all or substantially all of our assets would likely result in an ultimate distribution to our shareholders of less than $1.40 per share.

•    The fact that unaffiliated shareholders who will not be cashed-out as part of the split will be able participate in the subsequent tender offer and realize $1.40 per share tendered.

•    We have not received any proposals from any unaffiliated person during the past two years for (1) the merger or consolidation of us with or into another company, (2) the sale or other transfer of all or any substantial part of our assets, or (3) a purchase of our securities that would enable the purchaser to exercise control over us.

The special committee also considered a number of potential disadvantages to the split. In particular, following the split, shareholders who are cashed-out will no longer have any ownership or voting rights, and will not be able to participate in any future growth or profits that we may generate. If the split is affected, we will become a private company, and following the termination of the tender offer there will be no public market for our securities unless we register our shares again under the Exchange Act, which we do not anticipate doing at this time. The agreement with Messrs. Coyne and Engle require them to commence the tender offer as soon as reasonably practicable following the consummation of the split, however, no definitive commencement date is set forth therein. Additionally, even if the split is effected, Messrs. Coyne and Engle may abandon the tender offer under certain limited circumstances (see, "SPECIAL FACTORS – Purpose and Reason for the Split"). As such, there can be no assurance that the tender offer will be completed if the split is approved by our shareholders. See "SPECIAL FACTORS – Purpose and Reasons for the Split".

THE SPECIAL COMMITTEE, ON BEHALF OF OUR BOARD OF DIRECTORS, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE SPLIT.

Fairness Determination by Messrs. Coyne and Engle

The rules of the Commission require that Messrs. Coyne and Engle express their belief as to the fairness of the split to unaffiliated shareholders. Messrs. Coyne and Engle did not participate in the deliberations of the special committee, independently consider the fairness of the split to our unaffiliated shareholders, nor did they seek or receive a fairness opinion or other advice as to the fairness of the split.

Messrs. Coyne and Engle have considered the factors noted above which were taken into account by the special committee, based however, only on the more limited facts and information available to them, in order to judge the fairness of the transaction. Specifically, they believe that the split is fair to, and in the best interests of our unaffiliated shareholders based on their consideration of the following factors:

•    Since shareholders are not currently realizing many of the principal benefits of public ownership, Messrs. Coyne and Engle determined that the increasing costs of public reporting were not warranted as our status as a public company places significant financial burdens on us.

•    Messrs. Coyne and Engle believe that we will not generate sufficient cash flow past January 1, 2005 to service all of our obligations.

•    The $1.40 per share cash consideration represents a 54% premium over the $0.91 per share closing price for our common stock on May 2, 2003, the last day of trading prior to announcing that we had received the proposal from Messrs. Coyne and Engle to acquire all of our outstanding stock, a 54% premium over the 1-week average trading price for our common stock for the 1-week period prior to announcing that we had received the proposal from Messrs. Coyne and Engle, and a 51% premium over the 1-month average trading price for our common stock for the 1-month period prior to announcing that we had received the proposal from Messrs. Coyne and Engle.

•    Messrs. Coyne and Engle’s belief that (1) the $1.40 per share cash consideration is not less than the fair value of our common stock, on a going concern basis, (2) the $1.40 per share cash consideration is not less than the estimated liquidation value per share of our common stock, and (3) the premium implied by the $1.40 per share cash consideration is adequate relative to the premiums paid in other similar transactions.

•    Messrs. Coyne and Engle's view that a sale of all or substantially all of our assets would likely result in an ultimate distribution to our shareholders of less than $1.40 per share.

•    The fact that unaffiliated shareholders not being cashed-out as part of the split will be able participate in the subsequent tender offer and realize $1.40 per share tendered.

•    Messrs. Coyne and Engle’s recognition that we have not received any proposals from any unaffiliated person during the past two years for (1) the merger or consolidation of us with or into another company, (2) the sale or other transfer of all or any substantial part of our assets, or (3) a purchase of our securities that would enable the purchaser to exercise control over us.

They did not assign relative weights to these factors, rather, they viewed their position as being based on the totality of the information presented to and considered by them, except that particular consideration was placed on (i) the measures taken by the special committee to ensure the procedural fairness of the transaction, including the formation of the special committee, the retention of legal and financial advisors by the Special Committee and the arms-length nature of the negotiations between us and them, and (ii) receipt and acceptance by the special committee of the Duff & Phelps Opinion.

Certain Effects of the Split

The special committee and Messrs. Coyne and Engle considered the following effects that the split will have on us:

•    Reduction in the Number of Shareholders of Record and the Number of Outstanding Shares . We expect the split to reduce our number of shareholders of record from approximately 1,410 to approximately twenty-eight. We estimate that approximately 515,608 shares will be exchanged for cash in the reverse split on a pre-split basis. The number of outstanding shares of common stock will decrease from approximately 2,099,687 to approximately 1,584,079.

•    Payment of Cash for Shares . Each share of our common stock held by a shareholder owning 4,000 or fewer shares immediately before the effective time of the reverse split will be converted into the right to receive $1.40 in cash, without interest. Shareholders owning 4,001 shares or more prior to the reverse split will own the same number of shares of common stock after completion of the split. To the extent, if any, we do not have the monies available to fund the payments for the shares purchased as a result of the reverse split, Messrs. Coyne and Engle will contribute the monies needed to fund these payments by purchasing from us shares of our common stock for $1.40 per share.

•    The number of shares of common stock expected to be cashed out as a result of the reverse split is estimated to be approximately 515,608 for a total purchase price of approximately $722,000. As of December 31, 2003, we had unrestricted cash and cash equivalents of approximately $2.6 million . We expect to use these funds to repurchase the shares in the reverse split.

•    Termination of Registration . Our common stock is currently registered under the Exchange Act and traded on the OTC Bulletin Board, which is a regulated quotation service that displays real time quotes, last sales price and volume limitation in over-the-counter equity securities. We are permitted to terminate registration under the Exchange Act if there are fewer than 300 record holders of outstanding shares of common stock. Upon completing the split, we will have approximately twenty-eight shareholders of record. We intend to apply for termination of registration of our common stock under the Exchange Act and to remove our common stock from trading on the OTC Bulletin Board as promptly as possible after the effective date of the split.

Termination of registration under the Exchange Act will substantially reduce the information we are required to furnish to our shareholders and to the SEC. In addition, the split will make the provisions of the Exchange Act, such as the short-swing profit provisions of Section 16, the requirement of furnishing a proxy or information statement in connection with shareholder meetings under Section 14(a) and 14(c), the requirements relating to tender offers under Section 14(d) and the requirements of Rule 13e-3 regarding "going private" transactions, no longer applicable.

•    Financial Effects of the Split . We estimate that approximately $722,000 will be required to be paid for the shares of common stock exchanged for cash in the reverse split. Additionally, we estimate that professional fees and other expenses related to the transaction, will total approximately $185,100 for the following:
SEC filing fees Legal fees Accounting fees Opinion fees Printing and Mailing costs Transfer Agent Fees Other	$ 100 35,000 10,000 125,000 5,000 5,000 5,000
Total	$185,100

The payment for shares of common stock exchanged for cash in the reverse split and of the fees and expenses listed on the table above will reduce our capital and liquidity by approximately $908,000, but will not have any material adverse effect on our operations or cash flow. As of December 31, 2003, we had unrestricted cash and cash equivalents of approximately $2.6 million. We expect to use these funds to repurchase the shares in the reverse split.

As discussed above in "SPECIAL FACTORS--Purposes of and Reasons for the Split," we anticipate saving approximately $400,000 annually in direct costs and an indeterminable amount in indirect savings resulting from reducing the time that must be devoted by employees in preparing public reports and filings and responding to shareholder inquiries. We will be the beneficiary of the projected savings as a result of terminating the registration of our common stock under the Exchange Act. We will not be limited in our use of our tax loss carryforwards following the split and tender offer so long as Messrs. Coyne and Engle do not own in excess of 94% of our common stock thereafter. If we generate taxable income in future periods (but prior to the expiration of the tax loss carryforwards), shareholders in such future periods will derive a benefit because we may utilize these loss carryforwards to reduce or eliminate federal income tax liability in such periods. If substantial changes occur in our ownership, however, there may be annual limitations on the utilization of such carry-forwards.

•    Rights, Preferences and Limitation . There are no differences between the respective rights, preferences and limitations of our common stock currently outstanding and the common stock to be outstanding after the split becomes effective. There will be no difference with respect to dividend, voting, liquidation or other rights associated with our common stock before and after the split.

Effects of the Split on Our Shareholders . The special committee and Messrs. Coyne and Engle reviewed the effects of the split on our shareholders. In doing so, the special committee considered the effects on Messrs. Coyne and Engle and our unaffiliated shareholders, both those who will remain shareholders and those who will be cashed out in the split.

•    Affiliated Shareholders . As a result of the split, we expect that the percentage of beneficial ownership of common stock held by Messrs. Coyne and Engle will increase from approximately 58% to approximately 76%. Following completion of the split, it is anticipated that Messrs. Auch, Bartlett and Ungerleider will resign their positions as directors. After the split, our common stock will not be registered under the Exchange Act. Our directors, officers and other affiliates will no longer be subject to the reporting requirements, such as reporting of related party transactions and compensation, and restrictions of the Exchange Act, including the reporting and short-swing profit provisions of Section 16.

Messrs. Coyne and Engle's interest in our shareholders' book value and net losses before and after the split is as follows:
	Before the Split	After the Split
Shareholders’ Deficit at December 31, 2003	$(6,511,000)	$(9,080,000)

Net Losses as of and for the twelve months ended December 31, 2003	$ (328,000)	$ (435,000)

•    Unaffiliated Shareholders . The special committee and Messrs. Coyne and Engle reviewed the following effects of the split on our unaffiliated shareholders, both those who will remain shareholders after the split and those who would receive cash and be eliminated entirely as shareholders.

•    Remaining Unaffiliated Shareholders. Terminating the registration of our common stock will affect the market for our common stock and the ability of remaining shareholders to buy and sell shares. This effect is, in the special committee's view, mitigated by the fact that Messrs. Coyne and Engle have agreed to commence a tender offer should the split be effectuated, thereby providing the remaining shareholders with an opportunity to sell their shares to Messrs. Coyne and Engle at the same price we will pay for shares in the reverse split. The agreement with Messrs. Coyne and Engle requires them to commence the tender offer promptly following the consummation of the split, however no definitive commencement date is set forth therein. Additionally, even if the split is consummated, Messrs. Coyne and Engle may abandon the tender offer under certain limited circumstances. As such, there can be no assurance that the tender offer will be completed if the split is approved by our shareholders. See "SPECIAL FACTORS – Purpose and Reasons for the Split". The special committee noted that shareholders derive little relative benefit from our status as a public reporting company. After the split, our common stock will no longer be quoted on the OTC Bulletin Board. In addition, we will no longer be required to file public reports of its financial condition and other aspects of our business with the SEC. As a result, shareholders will have less legally mandated access to information about our business and results of operations than they had prior to the split.

•    Unaffiliated Shareholders Being Cashed Out. Shareholders of record owning 4,000 shares of common stock or less will receive the right to receive $1.40 in cash per share for each share of common stock that they own as of the effective date of the split, and will no longer be our shareholders. Such shareholders will no longer be entitled to vote as a shareholder or share in our assets, earnings or profits with respect.

Source of Funds

We estimate that approximately $722,000 will be required to be paid for the shares of our common stock exchanged for cash in the reverse split. As of December 31, 2003, we had unrestricted cash and cash equivalents of approximately $2.6 million. We expect to use these funds to repurchase the shares in the reverse split, to the extent that our cash and cash equivalents are not sufficient to fund the payments for the shares purchased as a result of the reverse split, Messrs. Coyne and Engle will contribute the monies needed to fund these payments by purchasing from us shares of our common stock at $1.40 per share.

Federal Income Tax Consequences

The following are the material federal income tax consequences of the split to us and our shareholders. The conclusions in the following summary are not binding on the Internal Revenue Service and no ruling has been or will be obtained from the IRS in connection with the split.

The discussion does not address all U.S. federal income tax considerations that may be relevant to certain of our shareholders in light of their particular circumstances. The discussion assumes that our shareholders hold their shares of common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state, or local income tax consequences of the split. The following summary does not address all U.S. federal income tax considerations applicable to certain classes of shareholders, including: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currencies; traders in securities that elect to mark-to-market; persons that hold our common stock as part of a hedge, straddle or conversion transaction; persons who are considered foreign persons for U.S. federal income tax purposes; and persons who do not hold their shares of common stock as a capital asset.

Accordingly, you are urged to consult your own tax advisors as to the specific tax consequences of the split, including applicable federal, foreign, state, and local tax consequences to you of the split in light of your own particular circumstances.

Our Company

We will not recognize taxable income, gain, or loss in connection with the split.

Shareholders Owning 4,001 or More Shares

A shareholder who owns 4,001 shares or more will not recognize gain or loss, or dividend income, as a result of the split, and the basis and holding period of such shareholder's shares will not change.

Shareholders Owning Fewer Than 4,001 Shares

A shareholder who receives cash as result of the split (i.e., a shareholder who owns fewer than 4,001 shares of common stock) will be treated as having had his or her shares redeemed by us, which will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Internal Revenue Code of 1986, as amended (the "Code") and, depending on a shareholder's situation, will be taxed as either:

•    A sale or exchange of the redeemed shares, in which case the shareholder will recognize gain or loss equal to the difference between the cash payment and the shareholder's tax basis for the redeemed shares; or

•    A cash distribution which is treated: (1) first, as a taxable dividend to the extent of our company's accumulated earnings; (2) then as a tax-free return of capital to the extent of the shareholder's tax basis in the redeemed shares; and (3) finally, as gain from the sale or exchange of the redeemed shares.

Amounts treated as gain or loss from sale or exchange of the redeemed shares will be capital gain or loss. Amounts treated as a taxable dividend are subject to a maximum federal income tax rate of 15%. However, a corporate taxpayer (other than an S corporation) is generally entitled to exclude a portion of a dividend from its taxable income.

Under Section 302 of the Code, a redemption of shares of stock from a shareholder as part of the split will be treated as a sale or exchange of the redeemed shares if any of the following are true:

•    the split results in a "complete termination" of the shareholder's interest in us;

•    the receipt of cash is "substantially disproportionate" with respect to the shareholder; or

•    the receipt of cash is "not essentially equivalent to a dividend" with respect to the shareholder.

These three tests are applied by taking into account not only shares that a shareholder actually owns, but also shares that the shareholder constructively owns pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares directly owned by the shareholder. For example, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren, and parents ("family attribution"). In addition, a shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such shareholder. Similarly, shares directly or indirectly owned by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities ("entity attribution"). A shareholder is also deemed to own shares which the shareholder has the right to acquire by exercise of an option. Constructively owned shares may be reattributed to another taxpayer. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to another taxpayer through family attribution.

Complete Termination . A shareholder who receives cash in the split and does not constructively own any shares of common stock after the split, will have his or her interest in us completely terminated by the split and will therefore receive the sale or exchange treatment on his or her common stock described under (a) above.

A shareholder who receives cash in the split and would only constructively own shares of common stock after the split as a result of family attribution may be able to avoid constructive ownership of the shares of common stock by waiving family attribution and, thus, be treated as having had his or her interest in our company completely terminated by the split. Among other things, waiving family attribution requires (i) that the shareholder have no interest in our company (including as an officer, director, employee, or shareholder) other than an interest as a creditor during the 10-year period immediately following the split and (ii) including an election to waive family attribution in the shareholder's tax return for the year in which the split occurs.

"Substantially Disproportionate." A shareholder who receives cash in the split and immediately after the split constructively owns shares of common stock, must compare (1) his or her percentage ownership immediately before the split with (2) his or her percentage ownership immediately after the split.

If the shareholder's post-split ownership percentage is less than 80% of the shareholder's pre-split ownership percentage, the receipt of cash is "substantially disproportionate" with respect to the shareholder and the shareholder will, therefore, receive the sale or exchange treatment on his or her common stock described under (a) above.

Not Essentially Equivalent to a Dividend. If (i) the shareholder exercises no control over our affairs (e.g., is not an officer, director, or high ranking employee), (ii) the shareholder's relative stock interest in us is minimal, and (iii) the shareholder's post-split ownership percentage is less than the shareholder's pre-split ownership percentage, the receipt of cash is "not essentially equivalent to a dividend" with respect to the shareholder and the shareholder will, therefore, receive sale or exchange treatment on his or her shares of common stock exchanged for cash. For these purposes, constructive ownership of less than 1% of the outstanding shares is clearly a relatively minimal ownership interest and constructive ownership of less than 5% of the outstanding shares is probably a relatively minimal ownership interest.

In all other cases, the receipt of cash by a shareholder who immediately after the split constructively owns shares of common stock will probably be treated: (i) first, as a taxable dividend to the extent of our accumulated earnings; (ii) then as a tax-free return of capital to the extent of the shareholder's tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Tax Withholding

Non-corporate shareholders of our company may be subject to backup withholding at a rate of 28% on cash payments received in the split. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal to be sent to the shareholders after the split (if approved), (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the IRS.

As stated above, the preceding discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the split. Thus, you are urged to consult your own tax advisors as to the specific tax consequences to you of the split, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local, and other applicable tax laws, and the effect of any proposed changes in the tax laws.

Opinion of Special Committee’s Financial Advisor

Duff & Phelps, LLC, a Chicago based investment banking and financial advisory firm, served as financial advisor to the special committee. Founded in 1932, Duff & Phelps is one of the leading middle market investment banking and independent financial advisory firms in the United States. Duff & Phelps has significant expertise and experience in fairness opinions, business valuations, solvency opinions, structuring ESOP/ERISA transactions, and buy-side and sell-side merger and acquisition advisory services. Headquartered in Chicago, Duff & Phelps has offices in New York, Los Angeles, and Seattle. Each year, Duff & Phelps renders approximately 400 opinions, including fairness opinions, business valuation opinions, solvency opinions, tax-related financial opinions, and other financial opinions.

On August 4, 2003, the special committee retained Duff & Phelps and asked it to, among other things, render an opinion, from a financial point of view, of the fairness of the price offered to shareholders in the split and the fairness of the price issued in the tender offer.

The full text of the written opinion of Duff & Phelps is attached to this proxy statement as Appendix C, and should be read carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. The opinion of Duff & Phelps is directed to the special committee of our board of directors, and does not constitute a recommendation as to how to vote with respect to any matter relating to the transaction describe herein. Furthermore, Duff & Phelps’ opinion does not address the relative merits of the split and tender offer, any other transactions or business strategies discussed by the special committee or the underlying business decision to proceed with or effect the split and tender offer. Additionally, Duff & Phelps was not engaged to render, nor did it render, any appraisal or definitive report as to the value (under an orderly liquidation scenario or otherwise) of our securities or individual assets (including patents, technologies and trademarks) or liabilities.

The following is a summary of the material financial analyses performed by Duff & Phelps in connection with rendering its opinion. The summary of the financial analyses is not a complete description of all of the analyses performed by Duff & Phelps. In order to better understand the financial analyses performed by Duff & Phelps, the text below should be read together with the presentation by Duff & Phelps delivered to the special committee on January 14, 2004, attached as Appendix D. The Duff & Phelps opinion is based on the totality of the various analyses that it performed, and no particular portion of the analysis has any merit standing alone. While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the special committee, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or a summary description. In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion.

Duff & Phelps employed several analytical methodologies and no one method of analysis should be regarded as critical to the overall conclusion reached by Duff & Phelps. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Duff & Phelps is based on all analyses and factors taken, as a whole, and also on application of Duff & Phelps’ own experience and judgment. This conclusion may involve significant elements of subjective judgment and qualitative analysis. Duff & Phelps gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Duff & Phelps made numerous assumptions with respect to the industry outlook, general business and other conditions and matters many of which are beyond our control or the control of Duff & Phelps. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Accordingly, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which these businesses actually may be sold in the future, and these estimates are inherently subject to uncertainty.

Summary of Due Diligence

In rendering its opinion, Duff & Phelps made those reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. No limits were placed on Duff & Phelps by us or the special committee in terms of the information that Duff & Phelps had access to or the matters it could consider. Duff & Phelps ’ due diligence included, but was not limited to, the items summarized below.

1.    Conducted meetings with members of our senior management team on October 28, 2003, including Mr. Coyne and Richard K. Brock, our chief financial officer;

2.    Reviewed our financial statements and SEC filings, including the annual report on Form 10-KSB for the year ended December 31, 2002 and quarterly report on Form 10-QSB for the nine months ended September 30, 2003;

3.    Reviewed the agreement between us and Messrs. Coyne and Engle concerning the split and tender offer;

4.    Reviewed Ariston Corporation Trial Balance as of September 30, 2003;

5.    Reviewed Semele Detail of Book Value and Fair Market Value of assets by operating segment as of September 30, 2003;

6.    Reviewed First Amended and Restated Limited Partnership Agreement of BMIF/BSLF II Rancho Malibu Limited Partnership dated June 23, 2003;

7.    Reviewed Jones & Company real estate appraisal dated March 1, 2003;

8.    Reviewed the balance sheet we prepared for AFG Investment Trust A for the three months ended September 30, 2003;

9.    Reviewed the balance sheet we prepared for AFG Investment Trust B for the three months ended September 30, 2003;

10.    Reviewed AFG Investment Trust C financial statements and SEC filings, including the annual report on Form 10-KSB for the year ended December 31, 2002 and quarterly report on Form 10-QSB for the nine months ended September 30, 2003;

11.    Reviewed AFG Investment Trust D financial statements and SEC filings, including the annual report on Form 10-KSB for the year ended December 31, 2002 and quarterly report on Form 10-QSB for the nine months ended September 30, 2003;

12.    Reviewed MILPI Holdings LLC audited financial statements for the year ended December 31, 2002;

13.    Reviewed SEC filings related to MILPI Holdings LLC’s acquisition of PLM including: (1) Tender Offer dated December 29, 2000 and related amendments thereto, (2) Proxy Statement dated December 21, 2001 related to 17% of PLM stock not previously tendered;

14.    Reviewed Proxy Statement dated November 25, 2002 related to the sale of AFG Investment Trust A’s interest in MILPI Holdings LLC;

15.    Reviewed Proxy Statement dated November 25, 2002 related to the sale of AFG Investment Trust B’s interest in MILPI Holdings LLC;

16.    Reviewed KPMG Valuation Report dated January 1, 2002 regarding MILPI Holdings LLC;

17.    Reviewed Imperial Capital LLC’s fairness opinion letter dated December 1, 2003 to AFG Investment Trust C and AFG Investment Trust D regarding the consideration to be received by the Trusts in connection with the sale of 100% of the Trust’s membership interests in MILPI Holdings LLC;

18.    Reviewed financial statements of DSC/Purgatory LLC for the year ended April 30, 2003;

19.    Reviewed financial statements of Mountain Springs – Kirkwood LLC for the year ended April 30, 2003;

20.    Reviewed Draft Purchase and Sale Contract between AFG Realty Corporation and Intrepid Real Estate, LLC;

21.    Reviewed AFG International Partners Limited Partnership I Operating Agreement dated September 14, 1994, and related amendments thereto;

22.    Reviewed AFG International Partners Limited Partnership II Operating Agreement dated November 1, 1994, and related amendments thereto;

23.    Reviewed Amended and Restated Operating Agreement of EFG Kirkwood LLC dated May 1, 1999;

24.    Reviewed Mountain Springs Resorts LLC Operating Agreement dated October 24, 2002;

25.    Reviewed minutes of our board of director meetings from November 21, 2000 through February 4, 2003;

26.    Reviewed minutes of meetings of the special committee from February 6, 2002 through October 9, 2002;

27.    Reviewed Marshall & Stevens Fair Market Valuation of Equity Interests Held by AFG Investment Trust A and Trust B in EFG Kirkwood LLC as of December 31, 2002.

28.    Reviewed letter from Mr. Coyne dated October 22, 2003 to Joseph W. Callaway of Wilmington Trust Company, as liquidating trustee of AFG Investment Trust A Liquidating Trust and AFG Investment Trust B Liquidating Trust, regarding Equis II Corporation’s revised offer to purchase the trusts’ ownership interests in EFG Kirkwood and related interests in EFG Palisades;

29.    Reviewed First Allonge to Promissory Note dated September 4, 2003 between us and Equis Financial Group LP (original principal amount of $10,450,000);

30.    Reviewed Fourth Allonge to Promissory Note dated September 4, 2003 between us and GDE Investment Corporation (original principal amount of $8,224,667);

31.    Reviewed Fourth Allonge to Promissory Note dated September 4, 2003 between us and Mr. Coyne (original principal amount of $4,915,333);

32.    Reviewed Fourth Allonge to Promissory Note dated September 4, 2003 between us and GDE Investment Corporation as successor in interest to Zoe P. Engle Trust (original principal amount of $365,000);

33.    Reviewed Fourth Allonge to Promissory Note dated September 4, 2003 between us and GDE Investment Corporation as successor in interest to Sydney Peyton Engle Trust (original principal amount of $365,000);

34.    Reviewed Fourth Allonge to Promissory Note dated September 4, 2003 between us and GDE Investment Corporation as successor in interest to Kristen Engle Trust (original principal amount of $365,000);

35.    Reviewed Fourth Allonge to Promissory Note dated September 4, 2003 between us and GDE Investment Corporation as successor in interest to Staci Albury Trust (original principal amount of $365,000);

36.    Analyzed the historical trading price and trading volume of our common stock;

37.    Reviewed internal documents of ours regarding organizational and equity ownership structure; and

38.    Reviewed certain other relevant, publicly available information, including economic, industry, and investment information.

Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of our solvency or of any specific assets or liabilities (contingent or otherwise).

In connection with its fairness opinion, with our permission and without any independent verification, Duff & Phelps assumed that all information reviewed by it with respect to us, and the split and tender offer, whether supplied by us, our affiliates or advisors, or obtained by Duff & Phelps from publicly available sources, is true, correct and complete in all material respects and does not contain any untrue statements of material fact or omit to state a material fact necessary to make the information supplied to Duff & Phelps not misleading. Duff & Phelps did not make an independent valuation or appraisal of our assets or liabilities. Any inaccuracies in or omissions from the information on which Duff & Phelps relied could materially affect its fairness opinion.

Set forth below is a summary of the analyses performed by Duff & Phelps in reaching its fairness conclusions as of January 14, 2004. Although developments following the date of the Duff & Phelps opinion may affect the opinion, Duff & Phelps assumes no obligation to update, revise, or reaffirm its opinion. The Duff & Phelps opinion is necessarily based upon market, economic and other conditions that were in effect on, and information made available to Duff & Phelps as of, the date of the opinion. You should understand that subsequent developments may affect the conclusion expressed in the Duff & Phelps opinion, and that Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion. The Duff & Phelps opinion is limited to the fairness of the terms of the split to the unaffiliated shareholders and the fairness of the subsequent tender offer to the unaffiliated shareholders, from a financial point of view, as of January 14, 2004. Duff & Phelps has not previously provided financial advisory services to us or to Messrs. Coyne or Engle.

Summary of Analysis

As part of its analysis to determine whether the $1.40 per share cash consideration to be received by our unaffiliated shareholders in the split or tender offer is fair, from a financial point of view, Duff & Phelps took into consideration the following three elements:

1.    the $1.40 per share cash consideration is not less than the fair value of our common stock, on a going concern basis which Duff & Phelps estimated to be between $0.01 and $1.21 per share;

2.    the $1.40 per share cash consideration is not less than the estimated liquidation value per share of our common stock which Duff & Phelps estimated to be zero; and

3.    the premium implied by the $1.40 per share cash consideration, which equates to a 54% premium over the 1-week average trading price prior to the announcement date of May 5, 2003 and a 51% premium over the 30-day average trading price prior to the announcement date of May 5, 2003, is adequate relative to the premiums paid in other similar transactions , which Duff & Phelps determined to be approximately 34% over the 1-week average trading price prior to the announcement of such transaction and 40% over the 30-day average trading price prior to the announcement of such transaction.

Duff & Phelps performed a valuation analysis of our common stock to determine whether the $1.40 cash consideration to be received by our unaffiliated shareholders is adequate relative to a valuation analysis of our company on a going concern basis. Duff & Phelps explained that typically it employs a number of different valuation methodologies to approximate the fair market value of an entity, including a comparable public company analysis and comparable sale transaction analysis. Due to, among other things, our unique business structure and the lack of comparable public companies, Duff & Phelps determined that, in its view, the best estimate of our fair market value would be based on an analysis of our net asset value.

Duff & Phelps also reviewed the historical trading price and volume of our common stock over the past twelve months and an analysis that valued our common stock using an option pricing model. In addition, Duff & Phelps performed a liquidation analysis to determine whether the $1.40 per share cash consideration is not less than the per share value our common stock assuming an orderly liquidation of our assets and distribution of the proceeds. Finally, Duff & Phelps performed a premium analysis in which they reviewed the transaction premiums paid over market price for 58 public-to-private transactions to determine whether the premium implied by the $1.40 per share cash consideration represents a fair premium over our common stock’s trading price prior to the announcement of the offer.

Net Asset Value Analysis

Duff & Phelps analyzed the estimated fair market value of our assets and liabilities to determine our net asset value. Duff & Phelps determined that, as of September 30, 2003, we had a negative net asset value of approximately $7.1 million. The chart below is a summary of Duff & Phelp’s net asset value analysis. Duff & Phelps concluded that we have a negative net asset value of approximately $7.1 million, which equates to a negative net asset value per share of $3.36. In the discussion following the chart there is brief summary of the calculation, methodology and any material assumptions used by Duff & Phelps to prepare each line item listed in the chart. Because we have significant net operating loss carryforwards, or "NOLs," Duff & Phelps also estimated the value a third party buyer may be able to realize from the NOLs in a "change of control" transaction.

Semele Group Inc. Net Asset Value Analysis Summary

Investments and Other Assets

Cash (1)

Restricted Cash (1)

Equis II ONC Note Receivable plus Accrued Interest (1)

Ariston ONC Note Receivable plus Accrued Interest (1)

Rancho Malibu Note plus Accrued Interest (1)

15.4% equity interest in Rancho Malibu (2)

Ariston Corporation (3)

Equis II interest in AFG Investment Trusts A,B,C,D (4)

Special Beneficiary 8.25% interest in AFG Investment Trusts A,B,C,D (4)

Rail Investors I LLC (5)

Present Value of Net Operating Losses (estimate realizable by a 3 rd party buyer)
$ 1,968,000 384,000 2,439,221 1,474,793 2,595,890 1,031,971 5,847,503 9,046,292 3,726,447 695,000 395,000

Total Investments and Other Assets	$ 29,604,117

Debt and Other Liabilities

Equis II Note Payable plus Accrued Interest (1) Special Beneficiary Note Payable plus Accrued Interest (1) Ariston Note Payable (1)	(19,892,205) (8,344,038) (8,418,496)

Total Debt and Other Liabilities	$(36,654,739)

Net Asset Value Net Asset Value per Share 2,099,687	(7,050,622) $ (3.36)

Sources:

(1) Semele Group Inc. Detail of Book Value of Assets by Operating Segment as of September 30, 2003.

(2) See "Interest in Rancho Malibu" discussion below.

(3) See "Interest in Ariston Corporation" discussion below

(4) See "Interest in AFG Investment Trusts" discussion below.

(5) See "Interest in Rail Investors I LLC" discussion below .

Cash and Restricted Cash

Our cash and restricted cash as of September 30, 2003, were $1,968,000 and $384,000, respectively.

Notes Receivable

Duff & Phelps included the following three notes receivables and their amounts in the calculation and analysis of our net asset value: Equis II ONC Note Receivable, $2,439,221; Ariston ONC Note Receivable, $1,474,793; and Rancho Malibu Note, $2,595,890. All the notes receivable amounts include accrued interest through September 30, 2003.

Interest in Rancho Malibu

We both directly and indirectly own 274 acres of undeveloped land north of Malibu, California in a development company called "Rancho Malibu." Duff & Phelps concluded that RMLP, Inc., which owns Rancho Malibu in a joint venture with other entities, has a book value of approximately $9,297,000. To reach RLMP, Inc.’s equity value of $6,701,110, Duff & Phelps subtracted a note payable of approximately $2,595,890 from the book value of $9,297,000. We have a direct ownership interest of 15.4% or approximately $1,031,971 of the equity value of RMLP, Inc.

Interest in Ariston Corporation

We own 100% of Ariston Corporation. Ariston is a holding company that owns interests in a real estate company named AFG International, liquidating trusts named AFG Liquidating Trust A, B, C and D, and numerous liquidating partnerships. The chart below reflects the net asset value of Ariston Corporation calculated by Duff & Phelps. Duff & Phelps concluded that as of September 30, 2003, Ariston had a total net asset value of approximately $5,847,503. In the discussion following the chart there is a brief description of some of the assets Ariston owns and how Duff & Phelps valued these assets.
Ariston Corporation

Cash AFG International AFG Liquidating Investment Trust A Units AFG Liquidating Investment Trust B Units AFG Investment Trust C Units AFG Investment Trust D Units Interests in Liquidating Partnerships	Units NA NA 1,702 839 9,210 44,084 NA	$ 862,150 4,235,079 7,722 5,586 68,354 297,551 371,060

Total Value of Ariston Corporation		$5,847,503

AFG International. AFG International owns two commercial properties that are leased to Boston University. One building is located in Washington, D.C. and the other is located in Sydney, Australia. The net equity value of AFG International is $7,739,000, which includes both commercial properties, a note payable and other assets. Duff & Phelps valued the Washington, D.C. property at the sales price negotiated in a recent draft purchase and sale contract for the property. Duff & Phelps valued the Sydney property using an income approach based on a lease rate of $240,000 per year and a capitalization rate of 10%. The note payable and other assets were valued at their book values as of September 30, 2003. After reviewing the AFG International ownership structure, Duff & Phelps concluded that Ariston’s ownership interest in AFG International is valued at approximately $4,235,079. Ariston’s ownership interest is derived through a general partner interest, Class A and Class B limited partnership interests, and a special limited partner interest.

AFG Liquidating Investment Trust A & B and AFG Investment Trust C & D (collectively, the "AFG Trusts"). Using the ownership structure documents and financial statements prepared for the AFG Trusts, Duff & Phelps calculated Ariston’s net equity ownership of the AFG Trusts as listed in the chart above. In addition to our ownership of Ariston, we also have a direct ownership interest in the AFG Trusts. You will find a description of the AFG trusts, our direct ownership interest in the AFG Trusts and the methodology used by Duff & Phelps to calculate all the ownership interests in the AFG Trusts below.

Liquidating Partnerships. Ariston owns an interest in eleven limited partnerships that were primarily engaged in the equipment leasing business. In July 2002, these partnerships each adopted a formal plan of liquidation and transferred their assets and liabilities to eleven separate liquidating partnership trusts. In accordance with the plan of liquidation and dissolution for each of the liquidating partnerships, all of the net cash proceeds from the sale of the assets of the liquidating partnership and cash, less reserves for any contingent liabilities, are to be distributed to the beneficiaries of the liquidating partnership no later than December 31, 2003. Using the financial statements and ownership structure documents of the Liquidating Partnerships, Duff & Phelps valued Ariston’s interest in the Liquidating Partnerships at approximately $371,060.

Interest in AFG Investment Liquidating Trusts A & B and AFG Investment Trusts C & D

The AFG Trusts are limited-life entities which each own a portfolio of equipment leasing assets and several minority interest investments which include real estate companies and an equipment management company. Our direct economic interest in the AFG Trusts ranges from 26% to 30% per trust, which includes our Equis II interest and Special Beneficiary interest. AFG Investment Liquidating Trusts A & B are currently in liquidation and AFG Investment Trusts C & D have scheduled dissolution dates of December 31, 2004 and 2006, respectively.

Using the ownership structure documents and financial statements prepared for the AFG Trusts as of September 30, 2003, Duff & Phelps determined our aggregate Equis II interest in the AFG Trusts was approximately $9,046,292 and our aggregate special beneficiary interest was approximately $3,726,447.

Interest in Rail Investors I LLC

Rail Investors I LLC, was formed in 2002 and is one of our wholly owned subsidiaries. Rail Investors was formed to lease equipment under an operating lease that is non-recourse to us and then sublease the equipment to unrelated third parties. Duff & Phelps valued Rail Investors at approximately $695,000.

To determine a value for Rail Investors, Duff & Phelps performed a discounted cash flow analysis of the projected free cash flows of Rail Investors, relying on a financial forecast provided by our management regarding Rail Investors for the calendar years ending 2004 through 2014. Duff & Phelps estimated Rail Investors’ future free cash flows based on projected earnings, working capital and capital expenditure requirements for the calendar years ending 2004 through 2014. The projected free cash flows were discounted at rates of 14% to 16%, which Duff & Phelps believes reflects the relative risk associated with these cash flows, as well as, the rates of return that security holders could expect to realize on alternative investment opportunities. Rail Investors is currently being managed to service an operating lease that expires in 2014. As such, Duff & Phelps ascribed no terminal or residual value to Rail Investors.

Present Value of Net Operating Loss

As of December 31, 2002, we had NOLs for federal income tax purposes of approximately $107 million. These NOLs expire between 2010 and 2022. NOLs are assets that may be used under certain circumstances to offset pre-tax income on a dollar-for-dollar basis for tax purposes. Duff & Phelps calculated the estimated value of the NOLs realizable by a third party buyer. Because the theoretical third party buyer does not own 50% or more of us, the purchase would be considered a "change of control" transaction. Duff & Phelps’ calculations reflect that the value of NOLs is limited in a "change of control" transaction. The annual offset to income would be limited to our equity value at the date of the transaction multiplied by the long-term tax exempt rate. The current applicable rate is 4.75%. Duff & Phelps calculated that within a price range of $1.20 to $1.50 per share for Semele’s common stock, our equity value would be between $2.52 million and $3.15 million based on 2,099,687 shares outstanding. Therefore, assuming a federal tax rate of 35%, the annual deduction would be limited to between approximately $119,000 and $149,000 in a "change of control" transaction. Assuming that we generate enough income to utilize the annual deduction, the present value of the NOLs, using a discount rate of 15%, in a "change of control" transaction is between approximately $316,000 and $395,000. Duff & Phelps used $395,000 as an estimate of the value of the NOLs in its net asset value analysis.

Debt

Duff & Phelps included the following three notes payable and their amounts in calculating our net asset value: Equis II Note Payable, $19,892,205; Special Beneficiary Note Payable, $8,344,038; and Ariston Note Payable, $8,418,496. All the notes payable amounts include accrued interest through September 30, 2003.

Analysis of Current and Historical Trading Prices of Our Common Stock

In addition to calculating our net asset value, Duff & Phelps analyzed the closing price and trading volume of our common stock over the past twelve months. This analysis was used to determine the range of values the market has ascribed to our common stock prior to, and after, the announcement of the proposed transaction with Messrs. Coyne and Engle.

Duff & Phelps analyzed our current and historical stock price data and noted the following. As of the date of the opinion, our common stock price was $0.78, per share, with 2,099,687 shares outstanding. During the 52-week period between December 19, 2002 and December 19, 2003, the 52-week high for the trading price of our stock was $1.30, which occurred on September 23, 2003 and the 52-week low was $0.60 on July 2, 2003.

Option Value of Equity

As discussed above the net asset value analysis prepared by Duff & Phelps indicates that our common stock has a value of ($3.36) per share. However, as of December 16, 2003, our common stock traded at $0.79 per share, reflecting the opportunity for future equity value depending upon our future financial performance. Because the possibility of future equity value exists so long as we remain a viable going concern, Duff & Phelps believes it was relevant, in its analysis of fairness, to consider the price an investor might pay for the opportunity of participating in this value potential.

Duff & Phelps noted that our common stock will have value only to the extent our enterprise value exceeds our indebtedness and other contingent liabilities. Duff & Phelps explained that in its view the value attributed to an ownership interest in our common stock might therefore be valued as an option that has an underlying asset value equal to our enterprise value and an exercise price equal to the value of our outstanding debt.

Duff & Phelps utilized the Black-Scholes option pricing model and derived estimated equity values ranging from $0.01 to $1.21 per share. Duff & Phelps used the following assumptions when it calculated the estimated equity values:

•    enterprise value of $29,604,117;

•    face value of debt of $36,654,739;

•    equity volatility between 20% and 40%;

•    duration between 3 and 12 months; and

•    a risk free rate of 1.20%.

Liquidation Analysis

Duff & Phelps also analyzed the value of our common stock assuming an orderly liquidation of our assets and distribution of the proceeds. As discussed above, Duff & Phelps concluded that our net asset value is approximately negative $7.1 million. In an orderly liquidation of our assets, additional costs would be incurred. Furthermore, the timing to realize the estimated asset values is unknown, which could lead to further value deterioration. In addition, our debt obligations to Messrs. Coyne and Engle, in particular, and other parties in general, exceed our assets. Therefore, Duff & Phelps concluded that the liquidation analysis did not provide any indication of positive value for our shareholders.

Premium Analysis

Duff & Phelps reviewed the transaction premiums paid over market price for 58 public-to-private transactions occurring from January 1, 2002 through December 19, 2003. Duff & Phelps compared the premiums over the one day, one week, and thirty 30-day trading period prior to the announcement of the going private transaction to the implied premium associated with the split and tender offer.

•    The median one week premium for the entire group of 58 transactions was approximately 34%.

•    The median thirty day premium for the entire group of 58 transactions was approximately 40%.

The implied one week and thirty day premiums for the split and tender offer are 54% and 51%, respectively, based on the price of $1.40 per share and announcement date of May 5, 2003. The price premium implied by the cash consideration of $1.40 per share compares favorably relative to the premiums paid in the 58 public-to-private transactions reviewed by Duff & Phelps.

The transactions analyzed by Duff & Phelps included:

•    Pak Mail Acquisition Corp.’s acquisition of Pak Mail Centers of America, completed on May 12, 2003;

•    Management-led acquisition of NetLojix Communications, Inc., completed on June 26, 2003;

•    Jeffrey P. Jacob’s acquisition of Colonial Holding, Inc., completed on February 22, 2002;

•    SI Acquisition, LLC’s acquisition of Successories, Inc., completed on June 23, 2003;

•    Borden Associate’s acquisition of CareCentric Solutions, completed on September 4, 2003;

•    Management-led acquisition of Interfoods of America, Inc., completed on May 24, 2002;

•    Management-led acquisition of PhyAmerica Physician Group, Inc., completed on March 11, 2002;

•    Management-led acquisition of DSI Toys, Inc., completed on August 12, 2003;

•    Lightstone Group, Inc.’s acquisition of Prime Retail, Inc., completed on December 11, 2003;

•    Management-led acquisition of Pierre Foods, Inc., completed on July 29, 2002;

•    United Trust Group, Inc.’s acquisition of First Commonwealth Corp., completed on June 13, 2002;

•    Phoenix Group of Florida, Inc.’s acquisition of BCT International, Inc., completed on December 5, 2003;

•    Royal Associates, Inc.’s acquisition of Royal Precision, Inc., completed on February 4, 2003;

•    Management-led acquisition of Leapnet, Inc., completed on February 11, 2002;

•    Investor-led acquisition of National Home Centers, Inc., completed on January 18, 2002;

•    Cravey Greene & Whalen, Inc.’s acquisition of AHL Services, Inc., completed on August 21 2003;

•    Management-led acquisition of CBNY Investment Services, completed on May 20, 2002;

•    Flexsteel Industries, Inc.’s acquisition of DMI Furniture, Inc., completed on October 2, 2003;

•    Oaktree Capital Management, LLC’s acquisition of Acorn Products, Inc., completed on May 5, 2003;

•    Management-led acquisition of PartsBase, Inc., completed on February 21, 2002;

•    Management-led acquisition of InvestorsBancorp, Inc., completed on September 23, 2003;

•    Lone Star Funds’ acquisition of Shoney’s, Inc., completed on April 10, 2002;

•    Investor-led acquisition of Blimpie International, Inc., completed on January 24, 2002;

•    Great Hill Partners, LLC’s acquisition of IGN Entertainment, Inc., completed on August 28, 2003;

•    Management-led acquisition of Ecometry Corporation, completed on May 31, 2002;

•    Semele Group, Inc.’s acquisition of PLM International, Inc., completed on February 6, 2002;

•    Management-led acquisition of Nexthealth, Inc., completed on March 25, 2002;

•    Management-led acquisition of US Vision, Inc., completed on October 31, 2002;

•    Deutsche Lufthansa AG/Lufthansa Technik AG, acquisition of Hawker Pacific Aerospace, completed on April 9, 2002;

•    Investor-led acquisition of Black Hawk Gaming & Development Co., Inc., completed on February 22, 2002;

•    Management-led acquisition of Ugly Duckling Corp., completed on March 4, 2002;

•    Castle Harlan, Inc.’s acquisition of Mortons Restaurant group, Inc., completed on July 26, 2002;

•    Riverside Co.’s acquisition of Dwyer Group, Inc., completed on October 31, 2003;

•    Investor-led acquisition of American Coin Merchandising, Inc., completed on February 11, 2002;

•    Investor-led acquisition of Loews Cineplex Entertainment Corporation, completed on March 21, 2002;

•    Investor-led acquisition of Rottlund Co., completed on March 22, 2002;

•    Management-led acquisition of Hemet Bancorp, completed on September 4, 2002;

•    Investor-led acquisition of Jenny Craig, Inc., completed on May 14, 2002;

•    California Investment Fund, LLC’s acquisition of National Service Industries, Inc., completed on June 12, 2003;

•    Bon Ton Stores, Inc.’s acquisition of Elder-Beerman Stores Corp., completed on October 24, 2003;

•    Management-led acquisition of Deltek Systems, Inc., completed on May 31, 2002;

•    Management-led acquisition of Cysive, Inc., completed on December 1, 2003;

•    Management-led acquisition of Edison Schools, Inc., completed on November 14, 2003;

•    Berwind Co, LLC’s acquisition of Hunt Corp., completed on December 19, 2002;

•    Management-led acquisition of Market America, Inc., completed on July 23, 2002;

•    Intown Suites Management Inc.’s acquisition of Suburban Lodges of America, Inc., completed on May 1, 2002;

•    Plantation Petroleum Holdings’ acquisition of Maynard Oil Co., completed on July 17, 2002;

•    Kellwood Co.’s acquisition of Gerber Childrenswear, Inc., completed on June 27, 2002;

•    Management-led acquisition of NCH Corp., completed on February 13, 2002;

•    Harvest Partners, Inc.’s acquisition of Associated Materials, Inc., completed April 19, 2002;

•    Thermo Electron Corp.’s acquisition of Spectra-Physics, Inc., completed on February 26, 2002;

•    Tyco International Ltd.’s acquisition of Paragon Trade Brands, Inc., completed on January 18, 2002;

•    Golden Gate Capital, LP/Whitney & Co.’s, acquisition of Herbalife International, Inc., completed on July 31, 2002;

•    Management-led acquisition of International Specialty Products, Inc., completed on February 28, 2003;

•    First National of Nebraska, Inc.’s acquisition of First National of Nebraska, Inc., completed on July 1, 2002;

•    Pharma Services Co.’s acquisition of Quintiles Transnational Corp., completed on September 25, 2003; and

•    Investor acquisition of Dole Food Co., Inc., completed on March 31, 2003.

•    Management-led acquisition of Varsity Brands, Inc., completed on September 24, 2003.

Conclusion

Based on the foregoing analysis, Duff & Phelps concluded that the consideration to be paid to our unaffiliated shareholders in the split and the consideration to be paid to our unaffiliated shareholders in the tender offer is fair, from of a financial point of view (without giving effect to any impacts of the proposed transaction on any particular shareholder other than in its capacity as a shareholder), as of the date of its fairness opinion.

The material analyses performed by Duff & Phelps have been summarized above. Nonetheless, the summary set forth above does not purport to be a complete description of the analyses performed by Duff & Phelps. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to a summary description. Duff & Phelps did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, Duff & Phelps considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Duff & Phelps did not place a particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as whole, supported its determination.

Duff & Phelps’ opinion to the special committee was one of many factors taken into consideration by the special committee.

Fees and Expenses

Our engagement letter with Duff & Phelps provides that, for its services, Duff & Phelps is entitled to receive $125,000 due and payable as follows: $50,000 in cash upon execution of the engagement letter and the remaining $75,000 in cash upon delivery of the opinion, whether or not the opinion is favorable. We have also agreed to reimburse Duff & Phelps for its out-of-pocket expenses and to indemnify and hold harmless Duff & Phelps and its affiliates and any other person, director, employee or agent of Duff & Phelps or any of its affiliates, or any person controlling Duff & Phelps or its affiliates, for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Duff & Phelps as financial advisor to the special committee of its board of directors. The terms of the fee arrangement with Duff & Phelps, which we and Duff & Phelps believe are customary in transactions of this nature, were negotiated at arm's length between the special committee and Duff & Phelps.

PROPOSAL NO. 1 APPROVAL OF THE SPLIT

General

Our board of directors granted the special committee the authority to evaluate and negotiate Messrs. Coyne and Engle’s proposal on behalf of the board. The special committee also received the authority to recommend to our shareholders approval of any transaction ultimately negotiated with Messrs. Coyne and Engle stemming from Messrs. Coyne and Engle’s proposal that the special committee believe to be in the best interests of our shareholders. In connection therewith, the special committee has unanimously adopted a resolution approving, and recommending to shareholders for approval, an amendment to our certificate of incorporation to effect the proposed 1-for-4,001 reverse stock split and an amendment to our certificate of incorporation to effect the proposed 4,001-for-1 forward stock split immediately thereafter.

If approved and implemented, the split will become effective ten (10) days after our special meeting upon the filing of the necessary amendments to our certificate of incorporation with the Secretary of State of the State of Delaware. We refer to this as the "effective date." The forms of the proposed amendments to our certificate of incorporation necessary to effect the split are attached to this proxy statement as Appendix A.

Each share of our common stock held by a shareholder owning 4,000 or fewer shares immediately before the effective time of the reverse split will be converted into the right to receive from us $1.40 in cash, without interest, and each share of common stock held by a shareholder owning more than 4,000 shares will continue to represent one share of common stock after completion of the forward split.

We had 2,099,687 shares of common stock outstanding as of the record date. We estimate that approximately $722,000 will be paid in cash for approximately 515,068 shares of common stock to be cashed out as a result of the reverse split.

We intend to treat shareholders holding common stock in street name through a nominee, such as a bank or broker-dealer, in the same manner as shareholders whose shares are registered in their names. We will instruct all nominees to effect the split for their beneficial holders. These nominees may, however, have different procedures for effecting the split. Thus, shareholders holding shares in street name should contact their nominees.

If shareholders holding 4,000 or fewer shares do not want to dispose of their holdings of common stock, they may purchase additional shares on the open market before the effective date of the split or, if applicable, consolidate their accounts into an account with more than 4,000 shares of common stock. Consolidation of accounts could take a substantial amount of time, particularly if accounts are held at different financial institutions. Even if a shareholder initiates the consolidation of his or her accounts substantially in advance of the effective date, there is no assurance that the accounts will be consolidated by the effective date or, even if they are consolidated, that the financial institution holding the consolidated account will provide notice to the transfer agent by the effective date. If the transfer agent does not receive notice of the consolidation of accounts holding 4,000 or fewer shares by the effective date, whether or not the accounts are consolidated by this date, a shareholder will receive a cash payment with respect to the shares in any account that held 4,000 or fewer shares before the consolidation.

Exchange of Certificates and Payment for Shares

As soon as practicable after the effective date, each record holder of 4,000 shares of common stock or less will receive instructions on how to surrender the certificate or certificates representing the shares to our transfer agent. The instructions will include a Letter of Transmittal to be completed and returned to the transfer agent with the certificates. As soon as practicable after the surrender to the transfer agent any certificate which represented shares of common stock, together with a duly executed Letter of Transmittal and any other documents the transfer agent may specify, the transfer agent shall deliver to the person in whose name such certificates have been issued $1.40 in cash for each share of common stock surrendered. Surrendering shareholders will not receive interest on their cash payments.

For the purpose of determining ownership of common stock at the effective date of the reverse split, shares will be considered to be held by the person in whose name those shares are registered. No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate which prior to the approval of the split represented any shares of common stock.

Vote Required

To be effective, the split must be approved by (1) a majority of the shares of our common stock outstanding as of the record date, and (2) a majority of the shares held by unaffiliated shareholders present and voting at the special meeting. The shares owned by Messrs. Coyne and Engle will be counted for purposes of determining the presence of a quorum at the special meeting.

Voting Procedures And Revocability Of Proxies

The only shareholders entitled to vote at the special meeting are the holders of record at the close of business on the record date. On the record date, there were 2,099,687 outstanding shares of common stock. Each outstanding share of common stock is entitled to one vote on each matter to come before the special meeting.

The accompanying proxy card is designed to permit each shareholder of record on the record date to vote on the proposal described in this proxy statement. The proxy card provides space for a shareholder to vote for or against any proposal to be considered at the special meeting or abstain from voting on any proposal if the shareholder chooses to do so.

The holders of a majority of the outstanding shares of common stock present, in person or by proxy, and entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. If a quorum should not be present, the special meeting may be adjourned from time to time until a quorum is obtained. Abstentions and broker nonvotes are considered for purposes of determining the presence of a quorum. Abstentions and broker nonvotes will have the effect of a vote against the split. Shareholders are urged to sign the accompanying form of proxy and return it promptly.

When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented are voted by the proxy designated on the proxy card in accordance with the shareholder's instructions.

If a signed proxy card is returned and the shareholder has made no specifications with respect to voting matters, the shares will be voted in favor of the proposal described in this proxy statement and, at the discretion of the designated proxy, on any other matter that may properly come before the special meeting or any adjournment. We do not know of any business that will be presented for consideration at the special meeting other than the split. However, if any other business should come before the special meeting, it is the intention of the designated proxy to vote on any such business in accordance with the recommendation of management.

Any shareholder has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by (1) notifying our corporate Secretary in writing at our principal executive offices, (2) executing and delivering a subsequent proxy or (3) personally appearing at the special meeting and voting in person. However, no revocation will be effective unless and until we have received notice of such revocation at or prior to the special meeting.

Appraisal Rights

Shareholders do not have appraisal rights under Delaware law or under our certificate of incorporation or Bylaws in connection with the split.

Reservation of Rights

Although the special committee requests shareholder approval of the proposed split, the special committee reserves the right to decide, in its discretion, to withdraw the proposed split from the agenda of the special meeting prior to any shareholder vote thereon or to abandon the proposed split even if the proposal is approved. Although the special committee and each of Messrs. Coyne and Engle, individually as filing persons, presently believes that the proposed split is in our best interests and the best interests of our unaffiliated shareholders being redeemed pursuant to the split and our unaffiliated shareholders who will retain an equity interest subsequent to the consummation of the split, and thus has recommended a vote for the proposed amendments to the certificate of incorporation, the special committee nonetheless believes that it is prudent to recognize that, between the date of this proxy statement and the date of the special meeting, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the split at that time. If the special committee decides to withdraw the proposed split, our board of directors will notify our shareholders of such decision promptly by mail.

INFORMATION ABOUT SEMELE GROUP, INC.

General

We are a Delaware corporation engaging in various real estate activities, including a residential property development located in Malibu, California, buildings located in Sydney, Australia and Washington DC and a minority interest investment in two ski resorts and a residential development community company located in Canada. We also hold investments in other companies operating in niche financial markets, principally involving equipment management and equipment leasing.

Current Directors and Executive Officers

The name, age and business information for our executive officers and directors is set forth below. Except as indicated below, the address and telephone number for each person named below is in care of Semele Group, Inc., 200 Nyala Farms, Westport, CT 06880.

WALTER E. AUCH, SR., age 81, director since 1987, was the chairman and chief executive officer of the Chicago Board Options Exchange from 1979 to 1986. Previously, Mr. Auch was executive vice president, director and a member of the executive committee of PaineWebber. Mr. Auch is a director of Smith Barney Concert Series Funds, Smith Barney Trak Fund, The Brinson Partners Funds, the Nicholas Applegate Funds and Union Bank of Switzerland. He is a trustee of Hillsdale College and the Arizona Heart Institute.

ROBERT M. UNGERLEIDER, age 62, director since 1987, has been of counsel to the law firm of Felcher Fox & Litner, in New York City since 1990. Mr. Ungerleider has founded, developed and sold a number of ventures, including Verifone Finance, an equipment leasing company, Smartpage, a paging service company, and Financial Risk Underwriting Agency, Inc., an insurance firm specializing in financial guarantee transactions.

JOSEPH W. BARTLETT, age 70, director since 1997, has been of counsel to the law firm of Fish and Richardson since April, 2003. Prior to that, he was a partner in the law firm of Morrison & Foerster LLP since March 1996. From July 1991 until March 1996, Mr. Bartlett was a partner in the law firm of Mayer, Brown & Platt.

GARY D. ENGLE, age 55, has been chairman of the board and our chief executive officer since November 1997. Mr. Engle serves as director and president of various subsidiaries and affiliates of ours including Equis II, Ariston Corporation, AFG ASIT Corporation. He is also a director and serves as chairman of the board of PLM and a director, and serves as president, and chief executive officer of Equis Corporation, general partner of EFG.

JAMES A. COYNE, age 43, has been vice chairman of the board and our president and chief operating officer since May 1997. Mr. Coyne serves as senior vice president of various subsidiaries and affiliates of ours, including, Equis II, AFG ASIT Corporation and AFG Realty Corporation. Mr. Coyne is a director and president of PLM International, Inc. Mr. Coyne has served as senior vice president of Equis Corporation, the general partner of EFG, since December 1996.

RICHARD K. BROCK , age 41, became our vice president, chief financial officer and treasurer effective August 22, 2002. From June 2001 until August 2002, Mr. Brock was a consultant to various leasing management companies affiliated with us. Prior to that, Mr. Brock was the chief financial officer of PLM. From 1991 though February 2002, Mr. Brock served in various financial capacities with PLM and certain of its affiliates.

Ownership of Voting Securities of the Company

The following table sets forth certain information regarding beneficial owners of our common stock as of February 29, 2004 by: (1) each person or entity who is known by us to own more than five percent of the common stock; (2) each of our directors and executive officers; and (3) all current directors and executive officers as a group. Share amounts and percentages shown for each person or entity are adjusted to give effect to shares of common stock that are not outstanding but may be acquired by that person or entity upon exercise of all options and warrants exercisable by that person or entity within 60 days of February 29, 2004. However, such shares of common stock are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person or entity. The address and telephone number for each person named below is in care of Semele Group, Inc., 200 Nyala Farms, Westport, CT 06880.
Name of Person or Entity	Number of Shares	Percent of Total Shares

Gary D. Engle, Chairman, Chief Executive Officer and Director	770,561 (1)	37.1%

James A. Coyne, President, Chief Operating Officer and Director	432,980 (2)	20.8%

Walter E. Auch, Sr., Director	6,100(3)	- Less than 1%

Joseph W. Bartlett, Director	5,000 (3)	- Less than 1%

Robert M. Ungerleider, Director	5,600 (3)	- Less than 1%

Richard K. Brock, Vice President, Chief Financial Officer and Treasurer	None

All Directors and Officers of the Company, as a group (5 persons)	1,220,241	58.0%

(1)    Includes 1,100 shares owned directly, 587,321 shares owned by a family corporation over which he has control, and 82,140 shares owned by the trustee of a rabbi trust for the benefit of Mr. Engle over which Mr. Engle has voting control. The shares held by such trustee represent salary deferred by Mr. Engle pursuant to our Incentive Compensation Plan. Also includes 100,000 shares owned by a family trust and transferred to the benefit of his children over which Mr. Engle has voting control but disclaims beneficial ownership.

(2)    Includes 3,000 shares owned directly, 374,841 shares owned by a family corporation over which he has control and 82,139 shares owned by the trustee of a rabbi trust for the benefit of Mr. Coyne over which Mr. Coyne has voting control. The shares held by such trustee represent salary deferred by Mr. Coyne pursuant to our Incentive Compensation Plan.

(3)    Includes 5,000 shares underlying currently exercisable options granted under our 1994 Executive and Director Stock Option Plan.

We are not aware of any other person who, alone or as part of a group, beneficially owns more than 5% percent of the outstanding shares of our common stock at February 29, 2004.

Description of Common Stock

Our authorized common stock currently consists of 5,000,000 shares of common stock, $0.10 par value. After the split, the par value of our common stock will remain the same. As of March 15, 2004, 2,099,687 shares of our common stock were issued and outstanding, 896,146 of which were held of record by shareholders not affiliated with Messrs. Coyne and Engle. The number of shares of common stock outstanding after the split will be 1,584,079. Holders of our common stock are entitled, and will continue to be entitled after the split to one vote per share on all matters requiring a vote of shareholders, including the election of directors.

Price Range of Common Stock

Our common stock, with a trading symbol of VSLF, is traded in the over the counter market. During the last two years, the high and low prices have been:
	Year Ended December 31, 2003		Year Ended December 31, 2002

	High	Low	High	Low

First Quarter	1.09	0.90	2.35	1.72

Second Quarter	1.20	0.60	2.07	1.66

Third Quarter	1.30	0.60	1.70	1.50

Fourth Quarter	0.79	0.68	1.50	1.06

We have not paid cash dividends on our common stock during the past three years and do not intend to pay cash dividends in the foreseeable future.

PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited on behalf of our board of directors. We will bear the cost of soliciting proxies in the accompanying form. Our employees, officers and directors may solicit proxies on behalf of our board of directors by mail and by telephone. Upon request, we will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.

PROPOSALS OF SHAREHOLDERS

In the event that the split is not affected, we intend to hold our 2003 annual meeting of shareholders in 2004. In order to be eligible for inclusion in our proxy materials for the 2004 annual meeting of shareholders, any shareholder proposal to take action at that meeting must be received at our principal executive offices within a reasonable time prior to such meeting.

OTHER MATTERS

As of the date of this proxy statement, the only business which the management expects to be presented at the meeting is that set forth above. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

The following documents are incorporated by reference herein:

•    Our Annual Report on Form 10-KSB for fiscal year ended December 31, 2003, including audited financial information;

•    Our Filing on Form 8-K dated January 15, 2004

•    Our Filing on Form 8-K dated November 12, 2003;

•    Our Filing on Form 8-K dated August 13, 2003;

•    Our Filing on Form 8-K dated May 20, 2003;

•    Our Filing on Form 8-K dated May 6, 2003; and

•    Our Filing on Form 8-K dated April 15, 2003.

We undertake to provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day or receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates). Requests for any information shall be made to us at 200 Nyala Farms, Westport, CT 06880; attention: chief financial officer; telephone (203) 301-0555. Copies of these reports are also available at the SEC's website (http://www.sec.gov). Our SEC file number is 0-16886.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Unaudited pro forma information regarding the effect of the split for the fiscal years ended December 31, 2003, including our book value per share and ratio of earnings to fixed charges, is attached to this proxy statement as Appendix E.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Additional written or oral forward-looking statements may be made by from time to time in filings with the SEC or otherwise. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Further events and actual results could differ materially than those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this proxy statement describe factors that could contribute to or cause such differences.

We caution you not to place undo reliance on any forward-looking statements made by us or on our behalf in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Quarterly Report on Form 10Q-SB for the quarter and nine months ended September 30, 2003. See "Available Information" in this proxy statement.

AVAILABLE INFORMATION

We are subject to the information requirements of the Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC's Internet Website (http://www.sec.gov).

PROXY CARD

SEMELE GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ___________, 2004

The undersigned hereby appoint Richard K. Brock proxy of the undersigned, with power of substitution and resubstitution, to vote all of the shares of common stock of Semele Group, Inc. (the "Company") that the undersigned may be entitled to vote at the special meeting of shareholders to be held at ____________________________, on ________________, 2004 at __________ as follows:

PROPOSAL ONE:    To adopt a proposal to amend the Company’s certificate of incorporation, as amended, to effect a 1-for-4,001 reverse stock split followed immediately by a 4,001-for-1 forward stock split of the Company’s outstanding common stock in the form attached hereto as Appendix A.

THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" THE AMENDMENT

|_| FOR        |_| AGAINST        |_| ABSTAIN

The proxy is authorized to transact such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THE PROXY MAY VOTE IN HIS DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

NOTE: Signatures should correspond exactly with the name or names appearing on the stock certificate(s). If shares are registered in more than one name, all holders must sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving full title as such. If a partnership, please sign in the partnership name by an authorized person.

Name(s) of Shareholder(s)

                                            , 2004
Signature(s) of Shareholder(s)                Dated

Please mark, sign, date and return this proxy promptly, using the enclosed envelope.

No postage necessary.

Please return proxy as soon as possible

APPENDIX A

SECOND CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF SEMELE GROUP, INC.

SEMELE GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That at a special meeting of the members of a special committee of the board of directors with full power to act on behalf of the board of directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation and declaring these amendments to be advisable. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that upon approval by the requisite vote of the holders of the Corporation’s common stock, $.10 par value ("Common Stock"), including the approval by a majority of the shares of Common Stock not owned or controlled by Messrs. James A. Coyne and Gary D. Engle, and the filing of the requisite certificate of amendment to the Corporation’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, Article 4 of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

"4. Each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one-four thousandth and one (1/4001) of a fully-paid and non-assessable share of Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than 4,001 shares of Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares to such holders, the Corporation shall pay in cash $1.40 per share to each shareholder owning 4,000 or fewer shares immediately prior to the effective time of this amendment."

SECOND: That at a special meeting of stockholders, these amendments were duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware and were further approved by a majority of the shares not owned or controlled by Messrs. James A. Coyne and Gary D. Engle present and voting at the special meeting.

THIRD: That the certificate shall become effective at 5:00 p.m. eastern time on ___________, 2004, in accordance with the applicable provisions of Section 103 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Semele Group, Inc. has caused this certificate to be signed by its Secretary this ______ day of ____________, 2004.

By: /s/:_______________________________

  Name:  James A. Coyne
  Title:  Corporate Secretary

THIRD CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF SEMELE GROUP, INC.

SEMELE GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That at a special meeting of the members of a special committee of the board of directors with full power to act on behalf of the board of directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation and declaring these amendments to be advisable. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that upon approval by the requisite vote of the holders of the Corporation’s common stock, $.10 par value ("Common Stock"), including the approval by a majority of the shares of Common Stock not owned or controlled by Messrs. James A. Coyne and Gary D. Engle, and the filing of the requisite certificate of amendment to the Corporation’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, Article 4 of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

"4. Each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share held by any stockholder and each fractional interest held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be and hereby is automatically reclassified and changed (without any further act) into four thousand and one (4,001) fully-paid and nonassessable shares of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 1 to 4,001 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued."

SECOND: That at the special meeting of stockholders, these amendments were duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware and were further approved by a majority of the shares not owned or controlled by Messrs. James A. Coyne and Gary D. Engle present and voting at the special meeting.

THIRD: That the certificate shall become effective at 5:01 p.m. eastern time on November 28, in accordance with the applicable provisions of Section 103 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Semele Group, Inc. has caused this certificate to be signed by its Secretary this _______ of _________, 2004.

By: /s/___________________________
    Name:  James A. Coyne
    Title:  Corporate Secretary

APPENDIX B

AGREEMENT

THIS AGREEMENT (this "Agreement") is made as of January 14, 2004, by and between SEMELE GROUP, INC., a Delaware corporation (the "Company") on the one hand and James A Coyne ("Coyne") and Gary D. Engle ("Engle" and together with Coyne, the "Purchasers") on the other hand.

A.  Engle is the Chairman and Chief Executive Officer of the Company and Coyne is a director and Chief Operating Officer of the Company.

B.  The Company is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and desires to engage in a series of transactions that will permit the Company to cease reporting under the Exchange Act and result in the Company's shareholders, other than the Purchasers, receiving, or having the opportunity to receive a cash payment for their shares.

C.  To the extent, if any, the Company does not have the monies available to fund the payments to the shareholders contemplated by this Agreement, the Purchasers are willing to contribute to the Company, on the terms herein, the monies needed to fund these payments.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the Company and the Purchasers agree as follows:

1.  Company’s Covenants . The Company agrees to perform the following acts at its own cost and expense:

(a)  As soon as reasonably practicable following the date of this Agreement, the Company shall take all steps necessary to convene a special meeting of its shareholders (the "Special Meeting"), to seek approval of the shareholders of a 4,001 to 1 reverse split (the "Reverse Split") immediately followed by a 1 to 4,001 forward split (the "Forward Split" and, together with the Reverse Split, the "Split") of the Company's common stock to be effected within ten (10) days of receipt of Shareholder Approval (as hereinafter defined) (the "Effective Date"); provided that, in addition to the requisite approval under the Delaware General Corporation Law (the "DGCL"), to be effective the Split must be approved by the holders of a majority of the Company’s outstanding common stock present and voting at the Special Meeting, excluding, for these purposes, all shares of common stock owned, directly or indirectly, by the Purchasers (such requisite approval under the DGCL and approval by a majority of such shares shall hereafter be collectively referred to as the "Shareholder Approval"); and provided further, that the common stock owned, directly or indirectly, by the Purchasers shall be counted toward determining the existence of a quorum at the Special Meeting.

(b)  The Company shall prepare and file, as soon as reasonably practicable, with the Securities and Exchange Commission (the "SEC") all filings necessary and appropriate to obtain shareholder approval of the Split, including but not limited to preliminary and definitive proxy statements (collectively, the "Proxy Statements") and a Rule 13E-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3"). The Company shall provide the Purchasers with copies of all filings with a reasonable amount of time to comment on the filings before filing with the SEC and shall use its reasonable best efforts to make therein all reasonable comments provided by the Purchasers. The Company shall pay the filing fees for the Schedule 13E-3 and the Proxy Statements and will use its commercially reasonable efforts to promptly respond to comments by the SEC concerning the Proxy Statements and/or the Schedule 13E-3. Each party to this Agreement will notify the other parties promptly of the receipt of the comments of the SEC, if any, notification of SEC approval of the Proxy Statements and of any request by the SEC for amendments or supplements to the Schedule 13E-3, the Proxy Statements or for additional information, and will promptly supply the other parties with copies of all correspondence between such party or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Schedule 13E-3 or the Proxy Statements. If at any time prior to the Special Meeting, any event should occur relating to the Company which should be set forth in an amendment of, or a supplement to, the Schedule 13E-3 or the Proxy Statements, the Company will promptly inform the Purchasers of such event, and will, upon learning of such event, promptly prepare, file and, if required, mail such amendment or supplement to the Company’s shareholders; provided that, prior to such filing or mailing, the Company shall consult with the Purchasers with respect to such amendment or supplement and shall afford the Purchasers reasonable opportunity to comment thereon.

(c)  If the Company obtains Shareholder Approval, it shall, as soon as reasonably practicable thereafter, file, or cause to be filed, with the Secretary of State of the State of Delaware, all forms, consents, certificates, agreements, documents and filing fees, necessary to effectuate the Split under, and in conformity with, the DGCL.

(d)  Promptly following Shareholder Approval, the Company shall send to the Purchasers written notice (the "Company Notice") disclosing the total number of shares to be repurchased by the Company as a result of the Reverse Split and the amount cash, in excess of the Company's cash on hand, if any, needed to fully fund the repurchase of all fractional shares resulting from the Reverse Split at $1.40 per pre-Reverse Split share and the costs associated therewith (the difference between the cash needed to fully fund the repurchase plus the associated costs and the Company's cash on hand is referred to herein as the "Funding Amount").

(e)  As soon as reasonably practicable following the Effective Date and following receipt of the Funding Amount (if any) from the Purchasers, the Company shall repurchase all fractional shares of common stock owned, directly or indirectly, by the shareholders on the record date of, and as a result of, the Reverse Split; provided the Company shall not be required to repurchase any fractional shares owned by such holders if the holder also owns a whole share of common stock after giving effect to the Reverse Split; provided further the repurchase of any fractional shares is subject to the prior delivery of certificates representing such shares of Company common stock (or duly prepared and executed affidavits of lost stock certificates and indemnification agreements with respect to the certificates representing such shares) to be repurchased accompanied by duly and validly executed and delivered letters of transmittal and other documentation reasonably required to be delivered to the Company. All repurchases shall be effectuated in accordance with the DGCL and all rules or regulations promulgated by the SEC, and upon the repurchase of such shares, the holder of such shares shall thereby have no further equity interest in the Company.

(f)  As soon as reasonably practicable following the Effective Date, the Company shall take all steps necessary to terminate the registration of its common stock under the Exchange Act.

(g)  The non-Purchaser members of the Company’s board of directors shall have resigned effective upon the closing date of the Split, provided that concurrent with such resignation the Company: (i) enters into an indemnification agreement with each resigning director, in the form attached hereto as Exhibit A ; and (ii) (A) agrees in writing to continue in effect its directors and officers liability insurance applicable to, among other persons, each resigning director substantially similar to its presently existing directors and officers liability insurance (the "D&O Policy") for five (5) years after the effective date of resignation or procures "tail" coverage for each resigning director on terms substantially similar to the terms and conditions of the Company’s existing D&O Policy, and (B) undertakes in writing to fund or cause to be funded or pre-funds all of the premium payments necessary to maintain the D&O Policy or the "tail" coverage for a period of five (5) years from the effective date of resignation; provided, however, that if the aggregate annual premium for such insurance at any time during such period shall exceed 200% of the per annum rate of premium paid by the Company as of the date hereof for such insurance, then the Company shall provide or cause to be provided coverage in an amount equal to the greater of (X) only such coverage as shall then be available at an annual premium equal to 200% of such rate and (Y) such coverage as shall then be available to either of the Purchasers under the D&O Policy or such "tail" coverage (but in no event greater than the coverage otherwise required under this paragraph).

2.  Purchasers’ Covenants . The Purchasers, jointly and severally, agree to perform the following acts at their own cost and expense:

(a)  The Purchasers shall cooperate with the Company in preparing and filing the Proxy Statements and Schedule 13E-3.

(b)  Within two (2) business days following receipt of the Company Notice, the Purchasers shall contribute to the Company the Funding Amount in immediately available funds to be effected by the sale by the Company to the Purchasers of such number of shares of newly issued common stock as may be purchased by the Funding Amount at a purchase price of $1.40 per pre-Reverse Split share.

(c)  As soon as reasonably practicable following Shareholder Approval, the Purchasers, or one or more affiliates of the Purchasers, shall commence a tender offer to purchase all of the outstanding shares of common stock of the Company, except for shares owned by the Purchasers, that are not otherwise being repurchased by the Company pursuant to Section 1(e) above, at a price equal to $1.40 per share of common stock owned by persons on the record date of the Split (the "Tender Offer"). The Tender Offer shall be made in compliance with all rules or regulations as promulgated by the SEC and shall be open for a minimum of sixty (60) days commencing from the date of mailing of the tender offer documents The Tender Offer shall be subject to the terms and conditions set forth in Exhibit B attached hereto. The Company shall cooperate with the Purchasers in connection with the Tender Offer.

(d)  So long as the Company has performed all of its obligations under this Agreement that are required to be performed on or prior to the Effective Date, the Purchasers shall not object to any action in law or equity brought by any shareholder of the Company, including a derivative action brought on behalf of the Company, in any venue that has proper jurisdiction over such claim, to enforce the Purchasers’ obligation to commence and complete the Tender Offer in accordance with, and subject to, the terms of this Agreement and Exhibit B .

3.  Conditions of the Parties
.
(a)  The Company's obligation to purchase fractional shares pursuant to Section 1(e) is expressly conditioned upon the Purchasers delivering the Funding Amount to the Company in accordance with Section 2(b) .

(b)  The Purchasers' obligations hereunder are expressly conditioned upon Shareholder Approval. Subject to Sections 1(g) and (2(d) above, the Purchasers’ obligations to contribute the Funding Amount and to commence, by themselves or through one or more affiliates, the Tender Offer are also expressly conditioned upon the resignation of the non-Purchaser members of the Company’s board of directors upon the Effective Date, provided that the Purchasers shall use their commercially reasonable efforts to cause the Company to concurrently fulfill its obligations under Section 1(g) .

4.  Representations and Warranties
.
(a)  The Company represents and warrants to the Purchasers that: (i) the Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware; (ii) this Agreement and the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company or a duly authorized committee thereof and, other than the Shareholder Approval, no other corporate approval is required in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby; (iii) the issuance of the shares of common stock of the Company to the Purchasers as contemplated by Section 2(b) hereof shall be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"); and (iv) the board of directors of the Company has received from Duff & Phelps LLC an opinion on January 14, 2004, regarding the fairness of the consideration to be paid to shareholders in the transactions contemplated hereby.

(b)  Each of the Purchasers, severally and not jointly, as of the date hereof and the Effective Date, represents and warrants to the Company (i) that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such Purchaser will not constitute a default under, violate or conflict with any material agreement to which such Purchaser is a party or by which such Purchaser or his assets are bound, any law, rule or regulation, or any order, judgment or decree applicable to him and will not result in the imposition of a lien on any of his assets; (ii) such Purchaser is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act; (iii) each Purchaser will hold any shares issued pursuant to Section 2(b) hereof for investment only and not with a view towards distributing these shares; and (iv) each Purchaser understands that a restrictive legend may be placed on, and transfer restrictions imposed with respect to, shares of common stock of the Company issued to such Purchaser pursuant to Section 2(b) hereof.

5.  Governing Law . This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

6.  Counterparts . This Agreement may be executed in counterparts, each of which shall constitute an original, but all together shall constitute one and the same instrument.

7.  Successors and Assigns . Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by either party without the written consent of the non-assigning party.

8.  Entire Agreement; Amendments . This Agreement constitutes the full and entire understanding and Agreement between the parties with regard to the subject hereof. This Agreement or any term hereof may be amended, waived, discharged or terminated solely by a written instrument signed by the Company and Purchasers.

9.  Notices . All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, or nationally recognized overnight courier, addressed (a) if to Purchasers, 200 Nyala Farms, Westport, CT 06880, Attention: James A. Coyne, with a copy to Nixon Peabody LLP, 437 Madison Avenue, New York, New York 10022, Attention: Richard F. Langan, Jr., Esq., or at such other address as shall have been furnished to the Company upon not less than ten days notice in writing, or (b) if to the Company, 200 Nyala Farms, Westport, CT 06880, Attention: Richard Brock, with a copy to Shefsky & Froelich Ltd., 444 North Michigan Avenue, Suite 2500, Chicago, Illinois 60611, Attention: Michael J. Choate, Esq., or at such other address as shall have been furnished to the Purchasers upon not less than ten (10) days written notice.

10.  No Presumption Against Drafter . Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any provisions of this Agreement.

11.  Conduct of the Business . Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Date, and except with respect to actions taken by, at the direction of, or with the approval of, the Purchasers, the Company shall operate its business in the ordinary course of business.

12.  Termination . This Agreement may be terminated and abandoned at any time prior to the Effective Date, whether before or after Shareholder Approval: (a) by mutual written consent of Purchasers and the Company; or (b) by either Purchasers or the Company: (i) if, upon a vote at the Special Meeting or any adjournment thereof, Shareholder Approval shall not have been obtained; (ii) if the Split shall not have been consummated on or before September 30, 2004, provided that the failure to consummate the Split is not attributable to the failure of the terminating party to use its commercially reasonable efforts to fulfill its obligations pursuant to this Agreement; (iii) if there shall be any law or regulation that makes consummation of the Split or Tender Offer illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining or otherwise restraining the Purchasers or the Company from consummating the Split or Tender Offer is entered; (iv) by the Purchasers, if, prior to the Effective Date, the Company shall breach, in any material respect, any of its representations, warranties or obligations hereunder and such breach shall not have been cured or waived within ten (10) days of notice thereof from the Purchasers; or (v) by the Company, if Purchasers shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured or waived within ten (10) days of notice thereof from the Company. In the event of the termination and abandonment of this Agreement pursuant to this Section 12 , this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, agents, directors, officers or shareholders and all rights and obligations of any party hereto shall cease.

13.  Public Announcements . Purchasers, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the existence of and transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the consent of the other party following such consultation, except as may be required by applicable law, regulation or judicial process, and in such case only after reasonable notice to the other party.

14.  Non-survival of Representations and Warranties . None of the representations and warranties set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the completion of the Tender Offer, provided, however, this Section shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Date.

15.  Fees and Expenses . Except as provided otherwise in this Agreement, whether or not the Split and the Tender Offer shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as an agreement under seal as of the date and year first written above.

THE COMPANY:

SEMELE GROUP, INC.

By: /s/ Richard K Brock
Its: Chief Financial Officer

PURCHASERS:

/s/ James A. Coyne
JAMES A. COYNE

/s/ Gary D. Engle
GARY D. ENGLE

EXHIBIT A

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made as of __________, 2004, by and between SEMELE GROUP, INC., a Delaware corporation (the "Company"), and ____________ ("Indemnitee").
RECITALS

WHEREAS, the Company desires that Indemnitee resign his position as a director of the Company;

WHEREAS, Indemnitee has agreed to resign his position as a director of the Company, provided that the Company indemnifies Indemnitee as set forth herein, in addition to any insurance coverage provided by the Company for Indemnitee.

NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

1.  Indemnification .

(a)  To the extent permitted under the Delaware General Corporation Law (the "DGCL"), the Company shall indemnify Indemnitee against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claim sustained by Indemnitee by reason of the fact that Indemnitee is or was serving as a director, officer, employee or agent of the Company or acting in such capacity in another entity at the Company's direction, provided that the liability or loss was not the result of gross negligence or willful misconduct by Indemnitee.

           (b)  The Company will not indemnify Indemnitee for any liability imposed by judgment and the costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws unless: (i) a court approves the settlement and finds that indemnification of the settlement and related costs is proper; or (ii) there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations, provided that Indemnitee apprises the court of the position of the Securities and Exchange Commission with respect to indemnification for securities law violations before seeking court approval for indemnification.

(c)  To the extent permitted under the DGCL, the Company shall advance funds to Indemnitee for legal expenses and other costs incurred as a result of a legal action initiated against Indemnitee if the legal action relates to the performance of duties or services by Indemnitee on behalf of the Company and Indemnitee agrees in writing to repay the advanced funds to the Company if it is ultimately determined that Indemnitee is not entitled to indemnification. The rights accruing to Indemnitee hereunder shall be in addition to any other right to which Indemnitee may be lawfully entitled, and nothing contained herein shall restrict the right of Indemnitee to contribution as may be available under applicable law.

2.  Procedures for Indemnification and Expense Advances .

(a)  Notice/Cooperation By Indemnitee . Indemnitee shall notify the Company in writing as soon as practicable of any claim or action made against Indemnitee for which indemnification will or could be sought under this Agreement; provided that failure to so notify shall not affect Company's obligations hereunder unless the failure to so notify materially prejudices the Company's rights or defenses in connection with the underlying claim or action. In addition, Indemnitee shall cooperate with the Company and provide it with the information it reasonably requires to assert its rights or defenses to the underlying claim or action.

(b)  Timing of Payments . The Company shall make all payments required under this Agreement as soon as practicable after written demand by Indemnitee is presented to the Company, but in no event later than five (5) business days after Indemnitee presents its demand to the Company.

(c)  No Presumptions: Burden of Proof . For purposes of this Agreement, the termination of any claim or action by judgment, order, settlement (whether with or without court approval) or conviction or upon a plea of nolo contendere , or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or be treated as a decision of a court that indemnification is not permitted by this Agreement or applicable law. If a claim for indemnification under this Agreement is not timely paid by the Company, Indemnitee may, but need not, bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing the action. The Company may assert, as a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition), that Indemnitee has not met the required standard of conduct for the Company to indemnify Indemnitee for the amount claimed. The burden of proof shall be on Indemnitee to establish, by a preponderance of the evidence, that he is entitled to indemnification. If the Company contests Indemnitee's right to indemnification, the decision shall be reserved for a court; and neither the Company's failure to determine that indemnification is proper nor the Company's determination that indemnification is not proper shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)  Notice to Insurers . If the Company has director and officer liability insurance, or "tail" coverage with respect to Indemnitee in effect at the time that it is notified of a claim, the Company shall promptly notify the insurers of the claim in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause the insurers to pay on behalf of Indemnitee all amounts payable as a result of the proceeding in accordance with the terms of the policies.

(e)  Selection of Counsel . The Company may assume the defense of any claim or proceeding for which indemnification is sought by Indemnitee with counsel approved by Indemnitee, provided that Indemnitee may not unreasonably withhold approval, so long as the Company notifies Indemnitee of Company's election within a reasonable time of receiving notice of the claim or proceeding. If Indemnitee approves exercise of the Company's rights hereunder, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that: (i) Indemnitee shall have the right to employ his or her own counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be paid by the Company.

3.  Additional Indemnification Rights; Nonexclusivity .

(a)  Scope . Notwithstanding any provision of this Agreement, if, after the date of this Agreement, the Company's Certificate of Incorporation or other governing document is amended to expand the Company's right to indemnify a member, or former member, of its board or an existing or former officer, employee or agent, then Indemnitee shall be entitled to the increased protection. If the Certificate of Incorporation or other governing document is amended to narrow or limit the Company's right to indemnify a member or former member of its board or an exiting or former officer, employee or agent, such changes, to the extent not otherwise required by law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(b)  Nonexclusive . The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation or other governing document, any agreement, any vote of shareholders or disinterested directors, any applicable law or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in the capacity at the time of any action or other covered proceeding.

4.  Partial Indemnification . If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in investigating, defending, appealing or settling any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

5.  Insurance Coverage . The Company shall (A) continue to effect its directors and officers liability insurance policy applicable Indemnitee on terms substantially similar to its presently existing directors and officers liability insurance policy (the "D&O Policy") for five (5) years after the effective date of resignation, or shall procure "tail" coverage for Indemnitee on terms substantially similar to the D&O Policy, and (B) pre-fund all of the premium payments necessary to maintain the D&O Policy or the "tail" coverage for a period of five (5) years from the effective date of Indemnitee's resignation as a member of the Company's board of directors. The Company' acknowledges that Indemnitee's resignation as a member of the Company's board of directors shall not be effective until such time as the Company has fulfilled its obligations under this Section 5 .

6.  No Duplication of Payments . The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent that Indemnitee has otherwise received payment (under any insurance policy, provision of the Company's Certificate of Incorporation or other governing document) of the amounts otherwise payable hereunder.

7.  Severability . If any provision or provisions of this Agreement are found invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

8.  Exceptions . Except as provided in Section 3(a) hereof, the Company shall not be obligated under this Agreement for the following:

(a)  Claims Initiated by Indemnitee . To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, unless approved by the board;

(b)  Lack of Good Faith . To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c)  Insured Claims . To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of director and officer liability insurance maintained by the Company; or

9.  Effectiveness of Agreement . This Agreement shall be effective as of the date set forth on the first page and shall apply to prior acts or omissions if Indemnitee was an officer, director, employee or agent of the Company, or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time the act or omission occurred.

10.  Construction of Certain Phrases . For purposes of this Agreement:

(a)  References to the "Company" shall include any entity or constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, officers, employees or agents, so that if Indemnitee is or was a director, trustee, officer, employee or agent of such constituent corporation, or it or was serving at the request of such constituent corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving entity as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)  References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, trustee, officer, employee or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries.

(c)  The term "expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in any proceeding, including any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, whether or not initiated prior to the effective date hereof.

11.  Counterparts . This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.  Successors and Assigns . This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

13.  Attorneys' Fees . If any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee unless, as a part of the action, a court of competent jurisdiction expressly determines that each of the material assertions made by Indemnitee as a basis for the action was not made in good faith or was frivolous. Any action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of the action (including with respect to Indemnitee's counterclaims and cross-claims made in the action) unless, as a part of the action, a court of competent jurisdiction expressly determines that each of Indemnitee's material defenses to the action was made in bad faith or was frivolous.

14.  Notice . Any notice required or permitted hereunder shall be made in writing: (i) either by actual or delivery of the notice into the hands of the party entitled; or (ii) by depositing the notice in the United States mail, certified or registered, return receipt requested, all postage prepaid and addressed to the party to whom notice is to be given at the party's respective address set forth below, or such other address as the party may, from time to time, designate by written notice to the other party.

15.  Choice of Law and Consent to Jurisdiction . This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware.

16.  Subrogation . If the Company makes any payment under this Agreement, the Company shall be subrogated to the extent of the payment to all of the rights of recovery of Indemnitee, who shall execute all documents and take all actions that may be necessary to secure these rights and to enable the Company effectively to bring suit to enforce these rights.

17.  Amendment and Termination . No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

18.  No Construction as Employment Agreement . Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

The parties hereto have executed or caused to be executed this Agreement as of the date first above written.

SEMELE GROUP, INC. By: __________________________________ James A. Coyne, President Address: 200 Nyala Farms Westport, CT 06880

AGREED TO AND ACCEPTED: INDEMNITEE: ________________________ Address: _________________________ _________________________ _________________________ (address)

Exhibit B

The capitalized terms used in this Exhibit B have the meanings set forth in the attached Agreement.

Notwithstanding any other provision of the Tender Offer or the Agreement, the Purchasers shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchasers’ obligation to pay for or return tendered shares of the Company’s common stock after the termination or withdrawal of the Tender Offer), to pay for any such shares, and may terminate the Tender Offer, if at any time on or after January 14, 2004 and prior to the acceptance for payment of or payment for tendered shares, any of the following conditions shall occur and be continuing:

(a)  there shall be instituted or pending any action or proceeding before any domestic court, government or governmental entity, other than by the Company, a stockholder of the Company or any person affiliated with the Company, (i) challenging or seeking to make illegal, to delay materially or otherwise to restrain or prohibit the making of the Tender Offer, the acceptance for payment of or payment for some of or all the shares by the Purchasers or the consummation by Split, (ii) seeking to prohibit or impose material limitations on the ability of the Purchasers effectively to exercise full rights of ownership of their shares of common stock of the Company or seeking to prohibit Purchasers from effectively controlling in any material respect the business and operations of the Company, (iii) seeking to require divestiture by the Purchasers of any shares of common stock of the Company or seeking to obtain from the Company or the Purchasers, by reason of any of the transactions contemplated by the Agreement any damages that are material to the Company or the Purchasers, or (iv) that otherwise, in the reasonable judgment of the Purchasers, is likely to materially adversely affect the Company or the Purchasers, provided that, in any such case, the Purchasers shall have used their commercially reasonable efforts to defeat or have vacated such action or proceeding and shall have failed to do so; or

(b)  there shall be any action taken, or any statute, rule, regulation, injunction, interpretation, judgment, order or decree enacted, enforced, promulgated, issued or deemed applicable to the Purchasers, the Company, the Tender Offer or the Split, by any court, government or governmental entity; or

(c)  there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, which suspension or limitation shall continue for at least three consecutive trading days, (ii) any decline in either the Dow Jones Industrial Average or the Standard and Poor’s 500 Index by an amount in excess of 25%, measured from January 14, 2004 (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which would reasonably be expected to have a material adverse impact on the capital markets of the United States, or (v) in the case of any of the foregoing existing on the date of this Agreement, a material acceleration, escalation or worsening thereof; or

(d)  the Company shall have breached or failed to perform in any material respect any of its covenants or agreements under the Agreement, or any of the representations and warranties of the Company set forth in the Agreement shall not be true and correct; or

(e)  the Agreement shall have been terminated in accordance with its terms; or

(f)  a tender offer or exchange offer for more than 50% of the issued and outstanding shares of the common stock of the Company shall have been made or publicly proposed by a third party for a price in excess of $1.40; or

(g)  the Board of Directors of the Company withdraws or modifies in a manner adverse to Purchasers its approval or recommendation of the Tender Offer, the Agreement or the Split;

which, in the reasonable judgment of the Purchasers, in any such case, and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the Tender Offer and/or with such acceptance for payment or payments.

The foregoing conditions are for the sole benefit of the Purchasers and may be asserted by the Purchasers regardless of the circumstances giving rise to such condition or may be waived by the Purchasers in whole or in part at any time and from time to time in its sole discretion. The failure by the Purchasers at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

APPENDIX C

January 14, 2004

Special Committee of the Board of Directors

Semele Group, Inc.

200 Nyala Farms

Westport, CT 06880

Dear Special Committee:

The Special Committee of the Board of Directors (the "Special Committee") of Semele Group, Inc. ("Semele" or the "Company") has engaged Duff & Phelps, LLC ("Duff & Phelps") as its independent financial advisor to provide an opinion (the "Opinion") as to the fairness to the unaffiliated shareholders of Semele , other than Gary Engle, James Coyne, and their respective affiliates (the "Unaffiliated Shareholders"), from a financial point of view, of the contemplated transaction described below (the "Proposed Transaction")(without giving effect to any impact of the Proposed Transaction on any particular shareholder other than in its capacity as a shareholder). Previously, Duff & Phelps has not provided financial advisory services to the Company.

Description of the Proposed Transaction

The Proposed Transaction involves an offer whereby Gary Engle and James Coyne, respectively Semele’s CEO and COO (the "Purchasers"), who together with their affiliates are the beneficial owners of approximately 58% of the outstanding common stock of Semele, propose to acquire substantially all of the outstanding shares of common stock of the Company not already owned by Purchasers for $1.40 per share (the "Per Share Amount"), subject to the Company completing a 4,001 to 1 reverse stock split (the "Reverse Split") immediately followed by a 1 to 4,001 forward stock split (the "Forward Split", and together with the Reverse Split, the "Split"). The Proposed Transaction must be approved by a majority of the Unaffilated Shareholders present and voting at the special meeting ("Shareholder Approval"). As a result of the Reverse Split, shareholders holding fewer than 4,001 shares will receive $1.40 per pre-Reverse Split share in cash for their shares. Additionally, Purchasers will, as soon as reasonably practicable following Shareholder Approval, commence a tender offer to purchase all of the outstanding shares of common stock, except for shares owned by the Purchasers and that are not otherwise being purchased as a result of the Reverse Split described previously, at a price of $1.40 per share of common stock post-Split (the "Tender Offer"). The Proposed Transaction is not contingent on any financing conditions.

Scope of Analysis

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Our due diligence with regards to the Proposed Transaction included, but was not limited to, the items summarized below.

1.    Conducted meetings with members of the senior management team of Semele at the offices of Airem Capital in St. Petersburg, Florida on October 28, 2003, including Jim Coyne, President, and Rick Brock, Chief Financial Officer;

2.    Reviewed Semele’s financial statements and SEC filings, including the annual report on Form 10-KSB for the year ended December 31, 2002 and quarterly report on Form 10-QSB for the nine months ended September 30, 2003;

3.    Reviewed agreement dated January 14, 2004 between the Company and the Purchaser ("Agreement");

4.    Reviewed Ariston Corporation Trial Balance as of September 30, 2003;

5.    Reviewed Semele Detail of Book Value and Fair Market Value of assets by operating segment as of September 30, 2003;

6.    Reviewed First Amended and Restated Limited Partnership Agreement of BMIF/BSLF II Rancho Malibu Limited Partnership dated June 23, 2003;

7.    Reviewed Jones & Company real estate appraisal dated March 1, 2003;

8.    Reviewed Company prepared balance sheet for AFG Investment Trust A for the three months ended September 30, 2003;

9.    Reviewed Company prepared balance sheet for AFG Investment Trust B for the three months ended September 30, 2003;

10.    Reviewed AFG Investment Trust C financial statements and SEC filings, including the annual report on Form 10-KSB for the year ended December 31, 2002 and quarterly report on Form 10-QSB for the nine months ended September 30, 2003;

11.    Reviewed AFG Investment Trust D financial statements and SEC filings, including the annual report on Form 10-KSB for the year ended December 31, 2002 and quarterly report on Form 10-QSB for the nine months ended September 30, 2003;

12.    Reviewed MILPI Holdings LLC audited financial statements for the year ended December 31, 2002;

13.    Reviewed SEC filings related to MILPI Holdings LLC’s acquisition of PLM including: (1) Tender Offer dated December 29, 2000 and related amendments thereto, (2) Proxy Statement dated December 21, 2001 related to 17% of PLM stock not previously tendered;

14.    Reviewed Proxy Statement dated November 25, 2002 related to the sale of AFG Investment Trust A’s interest in MILPI Holdings LLC;

15.    Reviewed Proxy Statement dated November 25, 2002 related to the sale of AFG Investment Trust B’s interest in MILPI Holdings LLC;

16.    Reviewed KPMG Valuation Report dated January 1, 2002 regarding MILPI Holdings LLC;

17.    Reviewed Imperial Capital LLC’s fairness opinion letter dated December 1, 2003 to AFG Investment Trust C and AFG Investment Trust D (the "Trusts") regarding the consideration to be received by the Trusts in connection with the sale of 100% of the Trust’s membership interests in MILPI Holdings LLC;

18.    Reviewed financial statements of DSC/Purgatory LLC for the year ended April 30, 2003;

19.    Reviewed financial statements of Mountain Springs – Kirkwood LLC for the year ended April 30, 2003;

20.    Reviewed Draft Purchase and Sale Contract between AFG Realty Corporation and Intrepid Real Estate, LLC;

21.    Reviewed AFG International Partners Limited Partnership I Operating Agreement dated September 14, 1994, and related amendments thereto;

22.    Reviewed AFG International Partners Limited Partnership II Operating Agreement dated November 1, 1994, and related amendments thereto;

23.    Reviewed Amended and Restated Operating Agreement of EFG Kirkwood LLC dated May 1, 1999;

24.    Reviewed Mountain Springs Resorts LLC Operating Agreement dated October 24, 2002;

25.    Reviewed minutes of the Board of Directors from November 21, 2000 through February 4, 2003;

26.    Reviewed minutes of the Special Committee of the Board of Directors from February 6, 2002 through October 9, 2002;

27.    Reviewed Marshall & Stevens Fair Market Valuation of Equity Interests Held by AFG Investment Trust A and Trust B in EFG Kirkwood LLC as of December 31, 2002.

28.    Reviewed letter from James A. Coyne dated October 22, 2003 to Joseph W. Callaway of Wilmington Trust Company, as liquidating trustee of AFG Investment Trust A Liquidating Trust and AFG Investment Trust B Liquidating Trust, regarding Equis II Corporation’s revised offer to purchase the trusts’ ownership interests in EFG Kirkwood and related interests in EFG Palisades;

29.    Reviewed First Allonge to Promissory Note dated September 4, 2003 between Semele and Equis Financial Group LP (original principal amount of $10,450,000);

30.    Reviewed Fourth Allonge to Promissory Note dated September 4, 2003 between Semele and GDE Investment Corporation (original principal amount of $8,224,667);

31.    Reviewed Fourth Allonge to Promissory Note dated September 4, 2003 between Semele and James A. Coyne (original principal amount of $4,915,333);

32.    Reviewed Fourth Allonge to Promissory Note dated September 4, 2003 between Semele and GDE Investment Corporation as successor in interest to Zoe P. Engle Trust (original principal amount of $365,000);

33.    Reviewed Fourth Allonge to Promissory Note dated September 4, 2003 between Semele and GDE Investment Corporation as successor in interest to Sydney Peyton Engle Trust (original principal amount of $365,000);

34.    Reviewed Fourth Allonge to Promissory Note dated September 4, 2003 between Semele and GDE Investment Corporation as successor in interest to Kristen Engle Trust (original principal amount of $365,000);

35.    Reviewed Fourth Allonge to Promissory Note dated September 4, 2003 between Semele and GDE Investment Corporation as successor in interest to Staci Albury Trust (original principal amount of $365,000);

36.    Analyzed the historical trading price and trading volume of Semele’s common stock;

37.    Reviewed internal Company documents regarding organizational and equity ownership structure; and

38.    Reviewed certain other relevant, publicly available information, including economic, industry, and investment information.

Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of the Company’s solvency or of any specific assets or liabilities (contingent or otherwise). This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness or otherwise as tax advice or as accounting advice. In rendering this Opinion, Duff & Phelps relied upon the fact that the Special Committee and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; and Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In preparing its forecasts, performing its analysis and rendering its Opinion with respect to the Proposed Transaction, Duff & Phelps (i) relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not attempt to independently verify such information, (ii) assumed that any estimates, evaluations and projections furnished to Duff & Phelps were reasonably prepared and based upon the last currently available information and good faith judgment of the person furnishing the same, and (iii) assumed that the final version of all documents reviewed by us in draft form conform in all material respects to the drafts reviewed. Duff & Phelps’ Opinion further assumes that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction. Neither Company management nor the Special Committee placed any limitation upon Duff & Phelps with respect to the procedures followed or factors considered by Duff & Phelps in rendering its Opinion.

In our analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. Duff & Phelps has also assumed that all of the conditions precedent required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreement as of January 14, 2004.

The basis and methodology for this Opinion have been designed specifically for the express purposes of the Special Committee and may not translate to any other purposes.

Duff & Phelps has prepared this Opinion effective as of January 14, 2004. The Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Opinion after the date hereof and prior to the completion of the Proposed Transaction, Duff & Phelps reserves the right to change, modify or withdraw the Opinion.

It is understood that this Opinion is for the information of the Special Committee in connection with its consideration of the Proposed Transaction and may not be used for any other purpose without our prior written consent, except that this Opinion may be included in its entirety in any filing made by the Company in respect of the Proposed Transaction with the Securities and Exchange Commission. In addition, this Opinion is not a recommendation as to how any shareholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, nor does it indicate that the consideration paid is the best possible attainable under any circumstances. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based.

You may summarize or otherwise reference the existence of this Opinion in any proxy statement or other document distributed to shareholders of the Company in connection with the Proposed Transaction or required by law or regulation to be filed with the Securities and Exchange Commission, provided that any such summary or reference language shall be subject to prior approval by Duff & Phelps. Said approval shall not be unreasonably withheld. Except as described above, without our prior consent, this Opinion may not be quoted or referred to, in whole or in part, in any written document. Notwithstanding anything to the contrary contained herein or in any other agreement between the parties hereto, both Duff & Phelps and the Company (and each of their employees, representatives or other agents) may disclose to any and all persons, entities and governmental bodies, without limitation of any kind, the "tax treatment" and "tax structure" (in each case within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that the $1.40 per share cash consideration to be received by the Unaffiliated Shareholders as a result of the Reverse Split is fair to the Unaffiliated Shareholders of Semele, from a financial point of view, (without giving effect to any impacts of the Proposed Transaction on any particular shareholder other than in its capacity as a shareholder) and the $1.40 per share cash consideration to be received by the Unaffiliated Shareholders as a result of the Tender Offer is fair to the Unaffiliated Shareholders of Semele, from a financial point of view, (without giving effect to any impacts of the Proposed Transaction on any particular shareholder other than in its capacity as a shareholder).

Respectfully submitted,

Duff & Phelps, llc

JSS:oab

                            APPENDIX D

DUFF & PHELPS, LLC

INVESTMENT BANKING AND FINANCIAL ADVISORY SERVICES

# Semele Group Inc.

SEMELE Group Inc

# Fairness Analysis and Presentation to the Special Committee of the Board of Directors

**January 14, 2004**

*The information contained herein is of a confidential nature and is intended for the exclusive use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Duff & Phelps, LLC.*

SEMELE Group Inc

# Summary of Engagement

Duff & Phelps LLC ("Duff & Phelps") has been engaged by the Special Committee of the Board of Directors (the "Special Committee") of Semele Group Inc. ("Semele" or the "Company"), as financial advisor to the Special Committee, in connection with a contemplated transaction (the "Proposed Transaction"), as described below. Specifically, Duff & Phelps has been engaged to provide an opinion (the "Opinion") as to whether the Proposed Transaction is fair to the minority stockholders of the Company, other than Gary Engle, James Coyne, and their respective affiliates (the "Minority Stockholders"), from a financial point of view (without giving effect to any impacts of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

Our Opinion is based upon an analysis of the foregoing in light of our assessment of the general, economic and financial market conditions, as such conditions can be evaluated by us, as of a date preceding the date the Opinion is delivered. Events occurring after the date thereof could materially affect the assumptions to be used in preparing our Opinion and the conclusion reached in our Opinion. Duff & Phelps has not previously provided financial advisory services to Semele.

DUFF & PHELPS, LLC

1

## Summary of Engagement

SEMELE Group Inc

In connection with the Opinion, with your permission and without any independent verification, Duff & Phelps has assumed that all information reviewed by us with respect to the Company and the Proposed Transaction, whether supplied by Semele, its advisors, or obtained by us from publicly available sources, will be true, correct and complete in all material respects and will not contain any untrue statements of material fact or omit to state a material fact necessary to make the information supplied to us not misleading. Any inaccuracies in, or omissions from, the information on which we rely could materially affect our Opinion. Furthermore, we have assumed that there has been no material change in the assets, financial condition, business, or prospects of the Company since the date of the most recent financial statements made available to us.

In rendering this Opinion, we will assume that the Proposed Transaction occurs on terms as described in the agreement dated January 14, 2004 between the Company and the Purchasers (the "Agreement"). It should be recognized that we are not making any recommendation as to whether the stockholders of the Company should vote in favor of the Proposed Transaction or any other matter.

The Opinion is delivered subject to the conditions, scope of engagement, limitations and understandings set forth in the Opinion and our engagement letter, and subject to the understanding that the obligations of Duff & Phelps in the Proposed Transaction are solely corporate obligations, and no officer, director, employee, agent, stockholder or controlling person of Duff & Phelps shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

Duff & Phelps was not engaged to render, nor are we purporting to render, any appraisal or definitive report as to the value (under an orderly liquidation scenario or otherwise) of the Company's securities or individual assets (including patents, technologies, trademarks, etc.) or liabilities. The enclosed estimates have been prepared based upon the information we have obtained from the Company or their representatives, which information we have assumed is reliable.

DUFF & PHELPS, LLC

2

                                APPENDIX E

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The audited financial statements of the Company as of and for the year ended December 31, 2003 have previously been filed with the Securities and Exchange Commission on Form 10-KSB. The unaudited pro forma financial information presented are based on the estimates and information set forth herein and have been prepared utilizing the audited financial statements and notes thereto appearing in the Company’s Form 10-KSB as of and for the year ended December 31, 2003. The unaudited pro forma financial information should be read in conjunction with the historical audited financial statements of the Company, including the related notes thereto.

The following unaudited pro forma financial information of the Company is presented to give effect to a 1-for-4,001 reverse stock split, a stock purchase by the Company of any stockholder then owning less than one share, followed by a 4,001-for-1 forward split as described in Proposal No. 1. Pursuant to the reverse stock split, each 4,001 shares of Common Stock outstanding will be converted into one share of Common Stock. After the reverse stock split, any stockholders then owning less than one share of stock split will have their stock purchased by the Company for a price of $1.40 per share on a pre-split share basis. After the stock purchase, the Company will effect to a 4,001-for-1 forward split in which each share of Common Stock outstanding will be converted into 4,001 shares of Common Stock. Accordingly, all stockholders who do not have their shares purchased by the Company will own the same number of shares before and after the reverse and forward splits are completed.

As required by Rule 11-02 of Regulation S-X, the Company’s unaudited pro forma statements of operations for the year ended December 31, 2003 has been prepared as if the reverse and forward split and stock purchase occurred on January 1, 2003. The Company’s unaudited pro forma balance sheet as of December 31, 2003 has been prepared as if the reverse and forward split and stock purchase occurred on December 31, 2003.

The accompanying financial statements are unaudited and are not necessarily indicative of the results that would have occurred if the transaction had occurred on January 1, 2003, or any particular date thereafter, nor do they purport to represent the financial position or results of operations that may be achieved by the Company in future periods.

THIS REVISED APPENDIX PROVIDES A PRO FORMA STATEMENT OF FINANCIAL POSITION AS OF DECEMBER 31, 2003 AND A PRO FORMA STATMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003.  THE INFORMATION IN THIS APPENDIX, AS ORIGINALLY FILED, PROVIDED A PRO FORMA STATEMENT OF FINANCIAL POSITION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND PRO FORMA STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002.

Pro Forma Statement of Financial Position
December 31, 2003

(in thousands of dollars, except per share and share amounts)
(unaudited)

	Historical at December 31,	Pro forma		Pro forma at December 31,
	2003	Adjustment		2003

Cash and cash equivalents	$ 11,268	$ (722)	A	$ 10,546
Restricted cash	581			581
Rents and other receivables	647			647
Loan receivable from Kettle Valley	1,044			1,044
Equipment held for lease, net of accumulated depreciation
of $23,796	1,922			1,922
Railcars held for lease, net of accumulated depreciation of $889	11,889			11,889
Real estate held for development	-			-
Land	1,929			1,929
Buildings, net of accumulated depreciation of $3,146	8,787			8,787
Interests in affiliated companies	18,197			18,197
Interests in non-affiliated companies	27,642			27,642
Other assets	3,194			3,194
Due from affiliates	4,186			4,186
Goodwill	1,377			1,377

Total assets	$ 92,663	$ (722)		$ 91,941

Liabilities
Accounts payable and accrued expenses	$ 7,838			$ 7,838
Deferred rental income	20			20
Other liabilities	-			-
Indebtedness	19,568			19,568
Indebtedness and other obligations to affiliates	28,784			28,784
Deferred income taxes	15,261			15,261

Total liabilities	71,471	-		71,471

Minority interests	32,417	-		32,417

Commitments and contingencies

Stockholders' deficit
Common stock, $0.10 par value per share; 5,000,000 shares authorized;
2,916,647 shares issued before and after the pro forma adjustment	292			292
Additional paid in capital	172,055			172,055
Accumulated deficit	(170,821)			(170,821)
Deferred compensation, 164,279 shares	(817)			(817)
Accumulated other comprehensive income	1,441			1,441
Treasury stock at cost, 816,960 and 1,332,568 shares before and after
the pro forma adjustment, respectively	(13,375)	(722)	A	(14,097)

Total stockholders' deficit	(11,225)	(722)		(11,947)

Total liabilities, minority interests and stockholders' deficit	$ 92,663	$ (722)		$ 91,941

See accompanying notes.

- -

Pro Forma Statements of Operations
For the Year Ended December 31, 2003
(in thousands of dollars, except per share and share amounts)
(unaudited)
				Pro Forma
	Historical at			For the Year Ended
	December 31,	Pro Forma		December 31,
	2003	Adjustment		2003

Revenues
Lease revenue	$ 12,310	$ -		$ 12,310
Management fee income	4,309			4,309
Acquisition and lease negotiation fee income	700			700
Interest and investment income	356	(7)	B	349
Interest income – affiliates	263			263
Gain on disposition of equipment to non-affiliates	2,118			2,118
Gain on disposition of equipment to affiliates	184			184
Loss on disposition of equipment	(7,667)			(7,667)
Other income	732			732

Total revenues	13,305	(7)		13,298

Expenses
Depreciation and amortization	7,458			7,458
Impairment of interests in affiliated and non-affiliated				-
companies and buildings	1,214			1,214
Impairment of goodwill	6,101			6,101
Interest on indebtedness	3,114			3,114
Interest on indebtedness and other obligations – affiliates	2,182			2,182
General and administrative	7,841			7,841
Fees and expenses – affiliates	678			678

Total expenses	28,588	-		28,588

Loss before equity income, other income, income taxes and
minority interests	(15,283)	(7)		(15,290)

Other Income
Gain on extinguishment of debt	7,667			7,667
Other income	5,719			5,719

Total other income	13,386	-		13,386

Income (Loss) from Equity Interests
Equity income in affiliated companies	718			718
Equity loss in non-affiliated companies	(185)			(185)

Total income from equity interests	533	-		533

Provision for income taxes	(147)			(147)
Elimination of consolidated subsidiaries’ minority interests	945			945

Net loss	$ (566)	$ (7)		$ (573)

Net loss per common share – basic and diluted	$ (0.27)			$ (0.36)

Basic and diluted weighted average number of
common shares outstanding	2,099,687			1,584,079

See accompanying notes.

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Notes to Unaudited Pro Forma Financial Information

Note 1 - Basis of Presentation

The accompanying unaudited pro forma financial information of the Company has been presented to give effect to a 1-for-4,001 reverse stock split, a stock purchase by the Company of any stockholder then owning less than one share, followed by a 4,001-for-1 forward split as described in Proposal No. 1 contained in this Solicitation Statement.

The Company’s unaudited pro forma statements of operations for the year ended December 31, 2003 has been prepared as if reverse split, stock purchase and forward split occurred on January 1, 2003. The Company’s unaudited pro forma balance sheet as of December 31, 2003 has been prepared as if the reverse split, stock purchase and forward split occurred on December 31, 2003.

The accompanying financial statements are unaudited and are not necessarily indicative of the results that would have occurred if the transaction had occurred on January 1, 2003, or any particular date thereafter, nor do they purport to represent the financial position or results of operations that may be achieved by the Company in future periods.
Note 2 – Pro Forma Adjustments

The pro forma adjustment outlined below relate to a 1-for-4,001 reverse stock split, a stock purchase by the Company of any stockholder then owning less than one share, followed by a 4,001-for-1 forward split as described in Proposal No. 1. Pursuant to the reverse stock split, each 4,001 shares of Common Stock outstanding will be converted into one share of Common Stock. Stockholders then owning less than one share after the reverse stock split will be purchased by the Company for a price of $1.40 per share on a pre-split share basis. After the stock purchase, the Company will effect a 4,001-for-1 forward split in which each share of Common Stock outstanding will be converted into 4,001 shares of Common Stock. Accordingly, all stockholders who do not have their shares purchased by the Company will own the same number of shares before after the reverse and forward splits are completed.

    (A)    Adjustment to record the purchase of all shares held by stockholders owning less than one share after the reverse stock split. The Company estimates 515,608 pre-split shares (128.9 post-split shares) will be purchased at a pre-split price of $1.40 per share ($5,601 per post-split share).

    (B)    Adjustment to reverse interest income earned after the stock purchase on the cash used to purchase the fractional shares. The Company estimated an average interest rate of 1% earned on the cash used to purchase the fractional shares.

The Company’s book value per share was ($5.35) and ($7.54) as of December 31, 2003 before and after the pro forma adjustment, respectively. The Company’s fixed-charge ratio both before and after the pro forma adjustment was 0.38 for the year ended December 31, 2003, with a deficiency of $3,531,596.
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